                                                                   Exhibit 10.40

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                                CREDIT AGREEMENT

                            Dated as of March 9, 2005

                                      among

                         L-3 COMMUNICATIONS CORPORATION,
                                as the Borrower,

                          The Guarantors Party Hereto,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                 an L/C Issuer,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.
                              as Syndication Agent

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,

                                       and

                              LEHMAN BROTHERS, INC.
                                       as

                  Joint Lead Arrangers and Joint Book Managers

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                       i

    7.05    Conduct of Business; Maintenance of Existence and Property;

                                       ii

                                      iii

SCHEDULES

    1.01   Existing Subordinated Debt
    2.01   Commitments and Applicable Percentages
    2.03   Existing Letters of Credit
    6.06   Litigation
    6.13   Subsidiaries
    8.01   Existing Liens
    11.02  Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

    A      Committed Loan Notice
    B      Swing Line Loan Notice
    C      Pledge Agreement
    D      Revolving Note
    E      Swing Line Note
    F      Compliance Certificate
    G      Assignment and Assumption
    H      Joinder Agreement

                                CREDIT AGREEMENT

       This CREDIT AGREEMENT ("Agreement") is entered into as of March 9, 2005, among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the Guarantors (as defined herein), each lender from time to time party hereto
(collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA,
N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

       The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

       In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01   DEFINED TERMS.

       As used in this Agreement, the following terms shall have the meanings set forth below:

       "Acquisition", by any Person, means the acquisition by such Person (other than a transaction that would be classified as a capital expenditure in accordance with GAAP), in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another
Person, all or any substantial portion of any division or business unit of any
Person, or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

       "Additional Subordinated Debt" means any unsecured Indebtedness for borrowed money of the Borrower or any of its Subsidiaries incurred after the
Closing Date which (a) to the extent such Indebtedness refinances any Existing
Subordinated Debt, requires no cash payments of principal prior to the Maturity
Date, (b) does not contain limitations on the ability of Borrower or any of its
Subsidiaries to incur Indebtedness which are more restrictive than those found in Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of
the 2004 Indenture, and (c) is subordinated to the Obligations on terms no less favorable to the Lenders than those governing the 2004 Senior Subordinated
Notes.

       "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

       "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

       "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

       "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition,

"control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

       "Aggregate Commitments" means the Commitments of all the Lenders. The aggregate principal amount of the Commitments of all the Lenders on the Closing
Date is ONE BILLION DOLLARS ($1,000,000,000).

       "Agreement" means this Credit Agreement.

       "Alternative Currency" means any currency (other than Dollars) of a country that is a member of the Organization for Economic Cooperation and
Development that is freely tradable and convertible into Dollars, any other currency which is freely tradable and convertible into Dollars and any other currency approved by the applicable L/C Issuer and the Administrative Agent.

       "Applicable Percentage" means with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the
Applicable Percentage of each Lender shall be determined based on the Applicable
Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and
Assumption pursuant to which such Lender becomes a party hereto, as applicable.

       "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------
                                                                                                      COMMERCIAL AND
                                                      APPLICABLE       APPLICABLE       FINANCIAL       PERFORMANCE
                                                      MARGIN FOR       MARGIN FOR       LETTER OF        LETTER OF
 PRICING LEVEL     DEBT RATING    COMMITMENT FEE     LIBOR LOANS     BASE RATE LOANS    CREDIT FEE      CREDIT FEE
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------

                   (less than)        0.375%            1.75%             0.75%           1.75%          1.31250%
       1            BB / Ba2 /
                  BB / unrated
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------
       2          BB / Ba2 / BB       0.250%            1.25%            0.250%           1.25%          0.93750%
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------
       3           BB+ / Ba1 /        0.225%            1.00%             0.00%           1.00%          0.75000%
                       BB+
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------
       4           BBB- / Baa3        0.200%            0.875%            0.00%           0.875%         0.65625%
                     / BBB-
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------
       5          BBB / Baa2 /        0.150%            0.750%            0.00%           0.750%         0.56250%
                       BBB
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------
       6          (greater than       0.125%            0.625%            0.00%           0.625%         0.46875%
                    or equal to)
                       BBB+ /
                       Baa1 /
                       BBB+
----------------- -------------- ----------------- ----------------- ---------------- --------------- ----------------

       "Debt Rating" means, as of any date of determination, the rating as determined by the Ratings Agencies (collectively, the "Debt Ratings") of the
Borrower's non-credit-enhanced, senior unsecured

long-term debt; provided that if a Debt Rating is issued by each of the Ratings
Agencies and there is a split rating, then the two highest of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 6 being the highest and the
Debt Rating for Pricing Level 1 being the lowest) in determining the Pricing
Level. If there is a split in Debt Ratings of the two highest ratings of the
Ratings Agencies, then the lower Debt Rating of the two highest shall apply in determining the Pricing Level or, if there is a multiple split in Debt Ratings of the two highest ratings of the Ratings Agencies, then the Debt Rating that is one level lower than the highest rating shall apply in determining the Pricing
Level.

       Initially, the Applicable Rate shall be determined based upon the Debt
Rating specified in the certificate delivered pursuant to Section 5.01(a)(vi).
Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

       "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b), and accepted by the Administrative
Agent, in substantially the form of Exhibit G or any other form approved by the
Administrative Agent.

       "Attributable Indebtedness" means, on any date, (a) the amount of any
Capital Lease Obligations of any Person, (b) in respect of any Synthetic Lease
Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a
Capital Lease and (c) in respect of any Securitization Transaction of any
Person, the outstanding principal amount of such financing, after taking into account reserve accounts.

       "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December
31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its
Subsidiaries, including the notes thereto.

       "Availability Period" means the period from and including the Closing
Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

       "Bank of America" means Bank of America, N.A. and its successors.

       "BAS" means Banc of America Securities LLC.

       "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of
America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

       "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

       "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

       "Borrower" has the meaning specified in the introductory paragraph hereto.

       "Borrower Materials" has the meaning specified in Section 11.02(c).

       "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the
context may require.

       "Business" has the meaning specified in Section 6.10.

       "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent's
Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

       "Capital Lease" means, as applied to any Person, any lease of any
Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

       "Capital Lease Obligations" means, of any Person as of the date of determination, the aggregate liability of such Person under Capital Leases reflected on a balance sheet of such Person under GAAP.

       "Cash Collateralize" has the meaning specified in Section 2.03(g).

       "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the
United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any
Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than one year with respect to securities issued or fully guaranteed or insured by the United States
Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds (excluding hedge funds) which (i) invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, (ii) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940 or (iii) are rated
AAA by S&P or Aaa by Moody's.

       "Change in Law" means the occurrence, after the date of this Agreement
(or, in the case of an Eligible Assignee, after the date such Eligible Assignee becomes a party to this Agreement), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law)
by any Governmental Authority.

       "Change of Control" means an event or series of events by which:

              (a) any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock (measured by voting power rather than number of shares) of Holdings (or in the event Holdings is merged with and into the Borrower, the Borrower);

              (b) a majority of the members of the board of directors of
       Holdings (or in the event Holdings is merged with and into the Borrower, the Borrower) fail to be (a) members of the board of directors of
       Holdings incumbent as of the Closing Date, or (b) members nominated by the members of the board of directors of Holdings incumbent on the
       Closing Date, or (c) members appointed by members of the board of directors of Holdings nominated under clause (a) or (b);

              (c) Holdings (unless it is merged with and into the Borrower)
       shall, at any time, cease to own 100% of the Equity Interests of the
       Borrower;

              (d) a "Change of Control" (or any comparable term) shall have occurred under, and as defined in, the 2004 Senior Subordinated Note
       Documents; or

              (e) a "Change of Control" (or any comparable term) shall have occurred under, and as defined in, the documentation governing any
       Additional Subordinated Debt.

       "Closing Date" means March 9, 2005.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

       "Collateral Documents" means a collective reference to the Pledge
Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests, for the benefit of the holders of the Obligations, in certain Equity Interests of each Domestic and Foreign Subsidiaries of a Loan Party as required by Section
7.08 or 7.09, including without limitation, UCC financing statements.

       "Collateral Effective Date" means the first date (or, if a Collateral
Release Date shall have occurred, the first date after such Collateral Release
Date) of the public announcement upon which two of the three Ratings Agencies reduce the Debt Rating below BBB- or the equivalent, unless the Collateral
Termination Date shall occur prior to such date (notwithstanding any reduction in the Debt Rating after the Collateral Termination Date).

       "Collateral Release Date" means the first date (subsequent to any
Collateral Effective Date) of the public announcement upon which two of the three Ratings Agencies increase the Debt Rating to BBB- or the equivalent.

       "Collateral Termination Date" means the first date of the public announcement upon which all three Rating Agencies have Debt Ratings of at least
BBB- or equivalent, provided that, if such date occurs before the Collateral
Effective Date, then the Collateral Effective Date shall not occur notwithstanding any subsequent reduction in Debt Ratings.

       "Commitment" means, as to each Lender, its obligation to (a) make
Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line
Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

       "Committed Borrowing" means a borrowing consisting of simultaneous
Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section
2.01.

       "Committed Loan" has the meaning specified in Section 2.01.

       "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b)
a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

       "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

       "Compliance Certificate" means a certificate substantially in the form of
Exhibit F.

       "Confidential Information Memorandum" means the Confidential Information
Memorandum dated February 2005 and delivered to the Lenders in connection with the financing hereunder.

       "Consolidated Cash Interest Expense" means, as of the last day of any fiscal quarter, the sum of the amount of interest expense, payable in cash, of the Borrower and its Consolidated Subsidiaries for the four fiscal quarters ended on such date plus the amount of interest expense, payable in cash, of
Holdings with respect to Indebtedness (including Disqualified Preferred Stock)
guaranteed by the Borrower or any of its Consolidated Subsidiaries for the four fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP for such period.

       "Consolidated EBITDA" means, for any period, for the Borrower and its
Consolidated Subsidiaries on a consolidated basis, an amount equal to
Consolidated Net Income (excluding, without duplication, (v) impairment losses incurred on goodwill and other intangible assets or on debt or equity investments computed in accordance with Financial Accounting Standard No. 142 or other GAAP, (w) gains or losses incurred on the retirement of debt computed in accordance with Financial Accounting Standard No. 145, (x) extraordinary gains and losses in accordance with GAAP (y) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (z)
non-cash gains or losses on discontinued operations) for such period plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Expense of the Borrower and its Consolidated
Subsidiaries (and all Consolidated Interest Expense of Holdings with respect to
Indebtedness guaranteed by the Borrower and its Subsidiaries) for such period,
(b) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Consolidated Subsidiaries for such period, (c) depreciation and amortization expense for such period and (d) non-cash stock-based compensation expenses for such period, each as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Consolidated Subsidiaries on a
consolidated basis, the sum of (a) all Indebtedness outstanding on such date for borrowed money or with respect to Disqualified Preferred Stock, the deferred purchase price of property or services, to the extent, if any, reflected as a liability on the balance sheet of the Borrower and its Consolidated Subsidiaries on such date in accordance with GAAP and the amount of Capital Lease Obligations outstanding on such date plus (b) all Indebtedness of Holdings outstanding on such date for borrowed money or with respect to Disqualified Preferred Stock, in each case only to the extent guaranteed by the Borrower or any of its
Consolidated Subsidiaries.

       "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ended on such date to (b) Consolidated Cash Interest
Expense for such period, each as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Interest Expense" means, as of the last day of any fiscal quarter, the sum of the amount of interest expense of the Borrower and its
Consolidated Subsidiaries for the four fiscal quarters ended on such date plus the amount of interest expense of Holdings with respect to Indebtedness
(including Disqualified Preferred Stock) guaranteed by the Borrower or any of its Consolidated Subsidiaries for the four fiscal quarters ended on such date, determined on a consolidated basis, each in accordance with GAAP for such period.

       "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date minus (ii) the
Designated Cash Balances to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

       "Consolidated Net Income" means, for any period, for the Borrower and its
Consolidated Subsidiaries on a consolidated basis, the net income of the
Borrower and its Consolidated Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP for such period.

       "Consolidated Senior Indebtedness" means, for any period for the Borrower and its Consolidated Subsidiaries on a consolidated basis, the sum of (a)
Consolidated Funded Indebtedness minus (b) Subordinated Debt of the Borrower and
Indebtedness of Holdings which is guaranteed by the Borrower on a subordinated basis on terms no less favorable to the Lenders than the subordination provisions contained in the 2004 Senior Subordinated Notes.

       "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

       "Consolidated Subsidiary" means any Subsidiary which is consolidated with the Borrower for financial reporting purposes under GAAP.

       "Consolidated Total Assets" means, as of any date of determination, all assets of the Borrower and its Consolidated Subsidiaries as determined according to the consolidated balance sheet contained in the most recent SEC filing.

       "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

       "Credit Extension" means each of the following: (a) a Borrowing and (b)
an L/C Credit Extension.

       "Cumulative Asset Sale Amount" means, on any Required Prepayment Date, the excess, if any, of (a) Net Proceeds received by the Borrower or any of its
Subsidiaries since the Closing Date minus (b) the aggregate amount of (i)
investments made by the Borrower and its Subsidiaries since the Closing Date in assets employed in their respective businesses or in a Similar Business and (ii)
Acquisitions made by the Borrower and its Subsidiaries since the Closing Date.

       "Debt Rating" has the meaning specified in the definition of "Applicable
Rate."

       "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

       "Default" means any event or condition that constitutes an Event of
Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

       "Default Rate" means (a) when used with respect to Obligations other than
Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the
Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum;
provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus
2% per annum.

       "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, and such failure has not been cured, (b) has otherwise failed to pay over to the
Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, and such failure has not been cured, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

       "Designated Cash Balances" means, at any time, the lesser of (a) the actual unrestricted domestic cash balances on hand of the Borrower and its
Subsidiaries which are not subject to any Liens in favor of any Person in excess of $25,000,000 and (b) $250,000,000.

       "Disqualified Preferred Stock" means any stock (other than common stock)
issued by a Person which is not classified as shareholders' equity on a balance sheet of such Person in accordance with GAAP.

       "Dollar" and "$" mean lawful money of the United States.

       "Dollar Equivalent" means, at any date, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in
Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of such date) for the purchase of Dollars with such Alternative
Currency.

       "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

       "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender
(unless a transfer to such Affiliate would result in increased costs to the
Borrower) and (c) any other Person (other than a natural person) approved by (i)
the Administrative Agent, the applicable L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower
(each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the
Borrower or any of the Borrower's Affiliates or Subsidiaries.

       "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement
(including, without limitation, common law) of any foreign government, the
United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as has been, is now, or may at any time hereafter be, in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, 42 U.S.C. ss. ss. 9601 et seq.; the Toxic
Substance Control Act, 15 U.S.C. ss. ss. 9601 et seq.; the Hazardous Materials
Transportation Act, 49 U.S.C. ss. ss. 1802 et seq.; the Resource Conservation
and Recovery Act, 42 U.S.C. ss. ss. 6901 et seq.; the Clean Water Act; 33 U.S.C.
ss. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. ss. 7401 et seq.; or
other similar federal and/or state environmental laws.

       "Environmental Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

       "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, other than any Disqualified Preferred Stock.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for
purposes of provisions relating to Section 412 of the Code).

       "Eurodollar Rate" means, for any Interest Period with respect to a
Eurodollar Rate Loan, the rate per annum equal to the British Bankers
Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for
Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                                       10

       "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

       "Event of Default" has the meaning specified in Section 9.01.

       "Excluded Taxes" means, with respect to the Administrative Agent, any
Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by any jurisdiction other than a jurisdiction in which the Administrative Agent or such Lender would not be subject to such taxes but for its activities related to this Agreement or any other Loan
Document, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign
Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) and (d) any withholding tax that is attributable to such Foreign Lender's failure or inability (other than as a result of Change in
Law) to comply with Section 3.01(e).

       "Existing Credit Agreement" means that certain Third Amended and Restated
Credit Agreement dated as of May 16, 2001 (as amended, supplemented, restated or otherwise modified from time to time) among the Borrower, Holdings, Bank of
America, as administrative agent and a syndicate of lenders.

       "Existing Letters of Credit" means those letters of credit identified on
Schedule 2.03.

       "Existing Subordinated Debt" means the collective reference to the subordinated indebtedness identified on Schedule 1.01(b).

       "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day
next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business
Day, and (b) if no such rate is so published on such next succeeding Business
Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of
America on such day on such transactions as determined by the Administrative
Agent.

       "Fee Letter" means the letter agreement, dated February 1, 2005, among the Borrower, the Administrative Agent and BAS.

       "Financial Letter of Credit" means a standby Letter of Credit not constituting a Performance Letter of Credit.

       "Fitch" means Fitch, Inc., and any successor thereto.

       "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
For purposes of this definition, the United States, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

                                       11

       "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the
District of Columbia.

       "FRB" means the Board of Governors of the Federal Reserve System of the
United States.

       "Fully Satisfied" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the applicable L/C Issuer and (d) the
Commitments shall have expired or been terminated in full.

       "GAAP" means generally accepted accounting principles in the United
States set forth in the opinions and pronouncements of the Accounting Principles
Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

       "GAAP Investment" means any Investment of the types specified in clauses
(a) or (b) of the definition of the term "Investment" herein.

       "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

       "Guarantee" means, as to any Person, (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement or similar obligation, in either case guaranteeing or in effect guaranteeing any
Indebtedness, leases, dividends or other obligations (the "primary obligations")
of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;
provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated
or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The term "Guarantee" as a verb has a corresponding meaning.

                                       12

       "Guarantors" means each Person identified as a "Guarantor" on the signature pages hereto (including L-3 Communications Holdings, Inc.) and each other Person that joins as a Guarantor pursuant to Section 7.09, together with their successors and permitted assigns.

       "Guaranty" means the Guaranty made by the Guarantors in favor of the
Administrative Agent and the Lenders pursuant to Article IV hereof.

       "Guaranty Release Date" means the date the Guarantees of the Subsidiaries are released in accordance with the terms of Section 11.17.

       "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any
Environmental Law.

       "Holdings" means L-3 Communications Holdings, Inc., a Delaware corporation.

       "Immaterial Subsidiary" means, at any time, any Subsidiary which does not have assets exceeding 5.0% of the Consolidated Total Assets; provided however, that if any Subsidiary is a not a Wholly Owned Subsidiary, the assets of such
Subsidiary to be included in the above calculation shall be reduced by the portion of the minority interest for such Subsidiary as reported in the
Borrower's consolidated balance sheet; provided, further that for purposes of
Section 9.01(f), any two or more Subsidiaries having aggregate assets of 5.0% or more of the Consolidated Total Assets (calculated, in the case of Non-Wholly
Owned Subsidiaries, in accordance with the preceding proviso) shall not be considered Immaterial Subsidiaries.

       "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

              (a) all obligations of such Person for borrowed money (including the Loans hereunder) or for the deferred purchase price of property or services to the extent, if any, reflected as a liability on the balance sheet of such Person in accordance with GAAP (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business);

              (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

              (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and all reimbursement and other obligations with respect to any letters of credit (including the Letters of Credit hereunder) and surety bonds, whether or not matured or drawn;

              (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;

              (e) the Attributable Indebtedness of such Person with respect to
       Capital Leases, Synthetic Lease Obligations and Securitization
       Transactions;

                                       13

              (f) all obligations of such Person with respect to any
       Disqualified Preferred Stock; and

              (g) all Guarantees of such Person in respect of any of the foregoing.

       "Indemnified Taxes" means Taxes other than Excluded Taxes.

       "Indemnitees" has the meaning specified in Section 11.04(b).

       "Information" has the meaning specified in Section 11.07.

       "Insolvent" means, with respect to any Multiemployer Plan, the meaning of such term provided in Section 4245 of ERISA.

       "Intellectual Property" has the meaning specified in Section 6.09.

       "Interest Payment Date" means, (a) as to any Loan other than a Base Rate
Loan, the last day of each Interest Period applicable to such Loan and the
Maturity Date; provided, however, that if any Interest Period for a Eurodollar
Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest
Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the
Maturity Date.

       "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or nine or twelve months thereafter, as requested by the Borrower and consented to by all the Lenders; provided that:

              (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
       Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period shall extend beyond the Maturity Date.

       "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a division or business unit.

       "IRS" means the United States Internal Revenue Service.

                                       14

       "ISP" means, with respect to any standby Letter of Credit, the
"International Standby Practices 1998" published by the Institute of
International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

       "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in
favor of such L/C Issuer and relating to such Letter of Credit.

       "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit H executed and delivered by a direct or indirect Subsidiary (other than an Immaterial Subsidiary) in accordance with the provisions of Section
7.09.

       "Laws" means as to any Person, any law, treaty, executive order, rule or regulation or determination of an arbitrator or a court or other Governmental
Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any Unreimbursed Amount in accordance with its
Applicable Percentage. All L/C Advances shall be denominated in Dollars.

       "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

       "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder and any other Lender in its capacity as issuer of Letters of
Credit hereunder who has been selected by the Borrower and who has agreed to act as an L/C Issuer hereunder in accordance with the terms hereof or any successor issuer of Letters of Credit that agrees to act as an L/C Issuer at the request of the Borrower and to whom the Administrative Agent consents (such consent not to be unreasonably withheld).

       "L/C Obligations" means, as at any date of determination, the Dollar
Equivalent of the aggregate amount available to be drawn under all outstanding
Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.08. For all purposes of this Agreement, if on any date of determination a standby Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

       "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

       "Lending Office" means, as to any Lender, the office or offices of such
Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

       "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a standby
Letter of Credit or a commercial Letter of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

       "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

                                       15

       "Letter of Credit Expiration Date" means the day that is five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding
Business Day).

       "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

       "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing).

       "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

       "Loan Documents" means this Agreement, each Note, each Issuer Document, the Collateral Documents and the Fee Letter, each as amended, modified, supplemented, extended, renewed, restated or substituted from time to time.

       "Loan Parties" means, collectively, the Borrower and each Guarantor.

       "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of
Holdings, the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

       "Materials of Environmental Concern" means any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

       "Maturity Date" means March 9, 2010.

       "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

       "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA
Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

       "Net Proceeds" means (a): the aggregate cash proceeds (including Cash
Equivalents) received by the Borrower or any of its Subsidiaries in respect of any conveyance, sale, lease, assignment, transfer or other disposition of property, business or assets (for the purposes of this definition, "Asset
Sale"), in each case net of (without duplication) (i) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Borrower or a Subsidiary that are sold or otherwise disposed of in connection with such Asset Sale and (ii) reasonable and appropriate amounts established by the Borrower or such Subsidiary, as the case may be, as a reserve against liabilities associated with such Asset Sale and retained by the Borrower or such Subsidiary, (iii) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, credit enhancement fees, accountants' fees,

                                       16

investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such Asset Sale and (iv) any taxes reasonably attributable to such Asset Sale and reasonably estimated by the
Borrower or such Subsidiary to be actually payable, and (b) any cash payments received in respect of promissory notes or other evidences of indebtedness delivered to the Borrower or such Subsidiary in respect of an Asset Sale.

       "Non-Guarantor Subsidiary" means any Consolidated Subsidiary of the
Borrower that is not a Guarantor.

       "Non-Loan Party Operating Assets" means, as of any date of determination, the sum of (a) total assets of the Non-Guarantor Subsidiaries as determined according to the financial statements contained in the most recent SEC filing required by Section 7.01 minus (b) minority interests in Non-Guarantor
Subsidiaries as determined according to the financial statements contained in the most recent SEC filing required by Section 7.01 plus (c) to the extent not otherwise included in clause (a) above, the aggregate amount of GAAP Investments of the Borrower, Holdings or any Consolidated Subsidiary in any Person that is not a Consolidated Subsidiary.

       "Non-Wholly Owned Subsidiary" means any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary.

       "Nonconsenting Lender" has the meaning specified in Section 11.13.

       "Note" means the Revolving Notes and the Swing Line Note, individually or collectively, as appropriate.

       "Obligations" means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. "Obligations" shall also include any Swap Contract between any
Loan Party and any Lender or Affiliate of a Lender and all obligations under any
Treasury Management Agreement between any Loan Party and any Lender or an
Affiliate of any Lender.

       "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization.

       "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

       "Outstanding Amount" means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any

                                       17

date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the
Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of
Unreimbursed Amounts.

       "Overnight Rate" means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent or the applicable L/C
Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

       "Participant" has the meaning specified in Section 11.06(d).

       "PBGC" means the Pension Benefit Guaranty Corporation.

       "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

       "Performance Letter of Credit" means a standby Letter of Credit issued to ensure the performance of services and/or delivery of goods by or on behalf of the Borrower or any of its Subsidiaries.

       "Permitted Liens" means those Liens permitted to exist pursuant to
Section 8.01.

       "Permitted Receivables Program" means any receivables securitization program pursuant to which the Borrower or any of the Subsidiaries sells accounts receivable and related receivables in a "true sale" transaction; provided, however, that any related Indebtedness incurred to finance the purchase of such accounts receivable does not exceed $250,000,000 at any time outstanding and such Indebtedness is not includible on the balance sheet of the Borrower or any
Subsidiary in accordance with GAAP and applicable regulations of the SEC.

       "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental
Authority or other entity.

       "Plan" means any "employee benefit plan" (as such term is defined in
Section 3(3) of ERISA) established by, maintained by or contributed to the
Borrower.

       "Platform" means Intralinks or another similar electronic system.

       "Pledge Agreement" means that certain Pledge Agreement that may be executed and delivered pursuant to Section 7.08 by the Loan Parties and the
Administrative Agent, substantially in the form of Exhibit C, as amended, modified, restated or supplemented from time to time.

       "Pro Forma Basis" means, for purposes of calculating the financial covenants set forth in Section 8.08(a), (b) and (c), that any Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such Acquisition for which the Borrower has delivered financial statements pursuant to Section 7.01. In connection with the foregoing, income

                                       18

statement items attributable to the Person or property or assets acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, (ii) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (iii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such Acquisition and any Indebtedness of the Person or property acquired which is not retired in connection with such Acquisition (A) shall be deemed to have been incurred as of the first day of the most recent four fiscal quarter period preceding the date for such Acquisition and (B) if such
Indebtedness has a floating or formula rate, shall have an implied rate of interest for the most recent four fiscal quarter period preceding the date for such Acquisition for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

       "Properties" has the meaning specified in Section 6.10.

       "Ratings Agencies" means S&P, Moody's and Fitch and "Ratings Agency"
means any one of them.

       "Register" has the meaning specified in Section 11.06(c).

       "Related Parties" means, with respect to any Person, such Person's
Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

       "Reorganization" means, with respect to any Multiemployer Plan, has the meaning provided such term in Section 4241 of ERISA.

       "Reportable Event" means any of the events set forth in Section 4043(c)
of ERISA, other than events for which the 30 day notice period has been waived.

       "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

       "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit
Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and
Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total
Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

       "Required Prepayment Date" has the meaning specified in Section 8.05(k).

       "Responsible Officer" means the chief executive officer, president, senior vice president, vice president, controller, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such
Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                                       19

       "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock, other
Equity Interest or any Disqualified Preferred Stock of the Borrower or any
Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition of any such capital stock, other Equity
Interest or any such Disqualified Preferred Stock or, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).

       "Revaluation Date" means, with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an
Alternative Currency, (ii) each date of an amendment of any such Letter of
Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of any Existing Letters of Credit denominated in an Alternative Currency, the
Closing Date, (v) such other dates as the Borrower may reasonably request from time to time and (vi) such other dates as the applicable L/C Issuer or the
Administrative Agent shall require provided that the Borrower receives prompt notice thereof.

       "Revolving Note" has the meaning specified in Section 2.11.

       "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. and any successor thereto.

       "SEC" means the Securities and Exchange Commission, or any Governmental
Authority succeeding to any of its principal functions.

       "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the
Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose
Subsidiary or Affiliate of the Borrower.

       "Similar Business" means a business, at least a majority of whose revenues in the most recently ended calendar year were derived from (a) the sale of defense or homeland security products, electronics, communications systems, aerospace products, avionics products and/or communications products, (b) any services related thereto, (c) any business of the Borrower and/or its
Subsidiaries existing as of the Closing Date, (d) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto and (e) any combination of any of the foregoing.

       "Single Employer Plan" means any Pension Plan maintained solely by
Holdings, the Borrower or any ERISA Affiliates.

       "Spot Rate" for any Alternative Currency on any date means the rate quoted by the applicable L/C Issuer as the spot rate for the purchase by such
L/C Issuer of such Alternative Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two
Business Days prior to such date; provided that, if agreed to by the Borrower, such L/C Issuer may obtain such spot rate from another financial institution designated by such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such Alternative
Currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

                                       20

       "Subordinated Debt" means the Existing Subordinated Debt and any
Additional Subordinated Debt.

       "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which the shares of stock or other interests having ordinary voting power for the election of a majority of the board of directors or other governing body (other than stock or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a
Subsidiary or Subsidiaries of the Borrower.

       "Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

       "Swap Contract Obligations" means the obligations of the Borrower or any of its Subsidiaries to make payments to counterparties under Swap Contracts in the event of the occurrence of a termination event thereunder.

       "Swing Line" means the revolving credit facility made available by the
Swing Line Lender pursuant to Section 2.04.

       "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

       "Swing Line Lender" means Bank of America in its capacity as provider of
Swing Line Loans, or any successor swing line lender hereunder.

       "Swing Line Loan" has the meaning specified in Section 2.04(a).

       "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

       "Swing Line Note" has the meaning specified in Section 2.11.

       "Swing Line Sublimit" means an amount equal to the lesser of (a)
$50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

       "Synthetic Lease Obligation" means the monetary obligation of a Person under a so-called synthetic or off-balance sheet lease which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

       "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any
Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                                       21

       "Threshold Amount" means $40,000,000.

       "Total Assets" means, as of any date of determination, the sum of (a)
total assets of Holdings, the Borrower and its Consolidated Subsidiaries as
determined according to the financial statements contained in the most recent
SEC filing required by Section 7.01 minus (b) minority interests in
Non-Guarantor Subsidiaries as determined according to the financial statements contained in the most recent SEC filing required by Section 7.01 minus (c) the net book value (as determined according to the financial statements contained in the most recent SEC filing required by Section 7.01) of all assets of Holdings that are subject to a Lien not in favor of (i) the Administrative Agent for the benefit of the holders of the Obligations or (ii) the Borrower.

       "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

       "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

       "Type" means, with respect to a Committed Loan, its character as a Base
Rate Loan or a Eurodollar Rate Loan.

       "UCP" means the Uniform Customs and Practice for Documentary Credits
(1993 Revision), International Chamber of Commerce Publication No. 500, as the
same may be amended from time to time.

       "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that
Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

       "United States" and "U.S." mean the United States of America.

       "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

       "Voting Stock" means, of any Person, as of any date, the Equity Interest of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

       "Wholly Owned Subsidiary" means a Subsidiary of the Borrower, the Equity
Interest of which is 100% owned and controlled, directly or indirectly, by the
Borrower.

       "2004 Indenture" means that certain Indenture dated as of November 12,
2004 between the Borrower and The Bank of New York, as trustee, as such
Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.

       "2004 Senior Subordinated Notes" means those certain 5 7/8% guaranteed senior subordinated notes due January 15, 2015 issued by the Borrower under the
2004 Indenture in the original principal amount of $650,000,000, together with any note issued in exchange or substitution therefor, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                                       22

       "2004 Senior Subordinated Note Documents" means the 2004 Senior
Subordinated Notes and the 2004 Indenture.

1.02   OTHER INTERPRETIVE PROVISIONS.

       With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

              (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word
       "will" shall be construed to have the same meaning and effect as the word
       "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any
       Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan
       Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein,"
       "hereof" and "hereunder," and words of similar import when used in any
       Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and
       Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property"
       shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word
       "through" means "to and including."

              (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03   ACCOUNTING TERMS.

       (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data
(including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied consistently throughout the periods reflected therein, except as otherwise specifically prescribed herein. For the avoidance of doubt, any obligations or liabilities of a Person which are identified in footnote disclosures but not the balance sheet of such Person shall not be considered liabilities on the balance sheet of such Person under
GAAP.

       (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan
Document, and either the Borrower or the

                                       23

Required Lenders shall so request, the Administrative Agent, the Lenders and the
Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) if a request for such an amendment has been made, the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

       (c) Pro Forma Basis Calculation. Notwithstanding the foregoing, the parties hereto acknowledge and agree that all calculations of the Consolidated
Interest Coverage Ratio, Consolidated Leverage Ratio and the Consolidated Senior
Leverage Ratio for purposes of determining compliance with Section 8.08(a), (b)
and (c) shall be made on a Pro Forma Basis.

1.04   ROUNDING.

       Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05   EXCHANGE RATES; CURRENCY EQUIVALENTS.

       The applicable L/C Issuer shall determine the Spot Rates as of each
Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C
Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.
Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan
Documents shall be such Dollar Equivalent amount as so determined by the applicable L/C Issuer.

1.06   ADDITIONAL ALTERNATIVE CURRENCIES.

       Any request for a Letter of Credit in a currency not otherwise specified in the definition of "Alternative Currency" shall be made to the Administrative
Agent not later than 11:00 a.m., five (5) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the
Administrative Agent and the applicable L/C Issuer, in their sole discretion).
In the case of any such request, the Administrative Agent shall promptly notify such L/C Issuer thereof. Such L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., two Business Days after receipt of such request whether it consents to the issuance of Letters of Credit in such requested currency and, if such L/C Issuer so consents, such currency shall thereupon be deemed with respect to such L/C Issuer, an Alternative Currency. Any failure by the applicable L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C
Issuer to permit Letters of Credit to be issued in such requested currency. The
Administrative Agent shall promptly notify the Borrower of the applicable L/C
Issuer's response to any request pursuant to this Section 1.06.

1.07   TIMES OF DAY.

       Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                       24

1.08   LETTER OF CREDIT AMOUNTS.

       Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of
Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01   COMMITTED LOANS.

       Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the
Borrower in Dollars from time to time, on any Business Day during the
Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable
Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section
2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as
further provided herein.

2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

       (a) Each Committed Borrowing, each conversion of Committed Loans from one
Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative
Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Committed Loans.
Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written
Committed Loan Notice, appropriately completed and signed by a Responsible
Officer of the Borrower. Each Borrowing of, conversion to or continuation of
Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to
Base Rate Committed Loans shall be in a principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice
(whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the
Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or
if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If

                                       25

the Borrower requests a Borrowing of, conversion to, or continuation of
Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an
Interest Period, it will be deemed to have specified an Interest Period of one month.

       (b) Following receipt of a Committed Loan Notice, the Administrative
Agent shall promptly notify each Lender of the amount of its Applicable
Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate
Loans described in the preceding Section. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the
Administrative Agent in immediately available funds at the Administrative
Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit
Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the
Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

       (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such
Eurodollar Rate Loan.

       (d) The Administrative Agent shall promptly notify the Borrower and the
Lenders of the interest rate applicable to any Interest Period for Eurodollar
Rate Loans upon determination of such interest rate. At any time that Base Rate
Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

       (e) After giving effect to all Committed Borrowings, all conversions of
Committed Loans from one Type to the other, and all continuations of Committed
Loans as the same Type, there shall not be more than twenty Interest Periods in effect with respect to Committed Loans.

2.03   LETTERS OF CREDIT.

       (a) The Letter of Credit Commitment.

              (i) Subject to the terms and conditions set forth herein, (A) each
       L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit
       Expiration Date, to issue Letters of Credit denominated in Dollars or in an Alternative Currency for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of
       Credit; and (B) the Lenders severally agree to participate in Letters of
       Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments and (y) the aggregate Outstanding
       Amount of the Committed Loans of any Lender, plus such Lender's
       Applicable Percentage of the Outstanding Amount of all L/C Obligations,
       plus such Lender's Applicable Percentage of the Outstanding Amount of all
       Swing Line Loans shall not exceed such Lender's Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit
       Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and

                                       26

       conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All
       Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

              (ii) No L/C Issuer shall issue any Letter of Credit, if the expiry date of such requested Letter of Credit would occur after the Letter of
       Credit Expiration Date, unless all the Lenders have approved such expiry date.

              (iii) No L/C Issuer shall be under any obligation to issue any
       Letter of Credit if:

                     (A) any order, judgment or decree of any Governmental
              Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing such Letter of
              Credit, or any Law applicable to the applicable L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable
              L/C Issuer shall prohibit, or request that the applicable L/C
              Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable
              L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the applicable L/C Issuer in good faith deems material to it;

                     (B) the issuance of such Letter of Credit would violate one or more policies of the applicable L/C Issuer; or

                     (C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative
              Currency.

              (iv) No L/C Issuer shall be under any obligation to amend any
       Letter of Credit if (A) the applicable L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of
       Credit does not accept the proposed amendment to such Letter of Credit.

              (v) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article X included such
       L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

       (b) Procedures for Issuance and Amendment of Letters of Credit;
Auto-Extension Letters of Credit.

              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C
       Issuer (with a copy to the Administrative

                                       27

       Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such
       Letter of Credit Application must be received by the applicable L/C
       Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative
       Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C
       Issuer: (A) the proposed issuance date of the requested Letter of Credit
       (which shall be a Business Day); (B) the amount and requested currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E)
       the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a
       Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require.
       Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any
       Issuer Documents, as the applicable L/C Issuer or the Administrative
       Agent may reasonably require.

              (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof and inform the Administrative Agent whether such Letter of
       Credit Application is for a Financial Letter of Credit, a Performance
       Letter of Credit or a commercial Letter of Credit. Unless the applicable
       L/C Issuer has received written notice from any Lender, the
       Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section
       5.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each
       Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such
       Lender's Applicable Percentage times the amount of such Letter of Credit.

              (iii) If the Borrower so requests in any applicable Letter of
       Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit");
       provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.
       Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C
       Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be

                                       28

       deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such
       Letter of Credit in its revised form (as extended) under the terms hereof
       (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a)
       or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the
       Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in
       Section 5.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

              (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Each L/C Issuer shall provide the Administrative Agent with a written update on a monthly basis of the outstanding Letters of Credit for which it is the L/C Issuer, and the
       Administrative Agent shall promptly send a copy of each such update to the Borrower upon its receipt.

       (c) Drawings and Reimbursements; Funding of Participations.

              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C
       Issuer shall notify the Borrower and the Administrative Agent thereof, including, in the case of a Letter of Credit denominated in an
       Alternative Currency, both the Alternative Currency amount of such drawing and the estimated Dollar Equivalent thereof. In the case of a
       Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in Dollars in the Dollar
       Equivalent of the amount of the applicable drawing in such Alternative
       Currency as so notified by the applicable L/C Issuer; provided, that, with respect to any reimbursement obligations of the Borrower arising from the presentment to the applicable L/C Issuer of a draft under a
       Letter of Credit denominated in an Alternative Currency, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the applicable L/C Issuer on the date such draft is paid by the applicable L/C Issuer. Not later than 3:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit if the applicable L/C Issuer delivers notice of such payment by 11:00 a.m. on such day (or, if notice of such payment by the applicable L/C Issuer is delivered after 11:00 a.m., not later than 10:00 a.m. the next succeeding
       Business Day) (each such date, an "Honor Date"), the Borrower shall reimburse the applicable L/C Issuer in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the LC Issuer by the time set forth in the preceding sentence, the applicable L/C Issuer shall promptly notify the Administrative Agent of the Honor Date and the amount of the unreimbursed drawing shall become the unreimbursed amount (the
       "Unreimbursed Amount"). The Administrative Agent shall promptly notify each Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Lender's Applicable Percentage thereof. Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this
       Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (ii) Each Lender shall upon any notice pursuant to Section
       2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative
       Agent's Office in an amount equal to its Applicable Percentage of the

                                       29

       Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent. The Administrative
       Agent shall remit the funds so received to the applicable L/C Issuer in
       Dollars.

              (iii) Any Unreimbursed Amount shall be due and payable on demand and shall bear interest at (A) the rate applicable to Base Rate Loans from the Honor Date to the date of reimbursement is required pursuant to
       Section 2.03(c)(i) and (B) thereafter, the Default Rate. Each Lender's payment to the Administrative Agent for the account of the applicable L/C
       Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Unreimbursed Amount and shall constitute an
       L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

              (iv) Until each Lender funds its L/C Advance pursuant to this
       Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's
       Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.

              (v) Each Lender's obligation to make L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the
       Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

              (vi) If any Lender fails to make available to the Administrative
       Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
       Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender
       (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable
       L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

       (d) Repayment of Participations.

              (i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's
       L/C Advance in respect of such payment in accordance with Section
       2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed
       Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the
       Administrative Agent), the Administrative Agent will distribute to such
       Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                                       30

              (ii) If any payment received by the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage thereof on demand of the
       Administrative Agent (on behalf of the applicable L/C Issuer), plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds
       Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

       (e) Obligations Absolute.

              (i) The obligation of the Borrower to reimburse the applicable L/C
       Issuer for each drawing under each Letter of Credit and to repay each
       Unreimbursed Amount shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the applicable
       L/C Issuer, any Lender or any beneficiary of a Letter of Credit.

              (ii) The Borrower also agrees with the L/C Issuers that the L/C
       Issuers, the Administrative Agent and their respective Related Parties shall not be responsible for, and the Borrower's obligation to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each Unreimbursed Amount shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon (or any other instrument transferring or assigning such Letter of Credit), even though such documents shall in fact prove to be invalid, fraudulent or forged (unless the applicable L/C Issuer has actual knowledge of such invalidity, fraud or forgery), (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or
       (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

              (iii) Neither the applicable L/C Issuer, nor any Lender, nor, the
       Administrative Agent and their respective Related Parties shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the applicable L/C Issuer's gross negligence or willful misconduct.

              (iv) The Borrower agrees that any action taken or omitted by the applicable L/C Issuer under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York,
       shall be binding on the Borrower and shall not result in any liability of the applicable L/C Issuer, the Administrative Agent, any Lender or any of
       their respective Related Parties to the Borrower.

              (v) If any draft shall be presented for payment under any Letter of Credit, the responsibility of the applicable L/C Issuer to the
       Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                                       31

       The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the
Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C
Issuer and its correspondents unless such notice is given as aforesaid.

       (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or ascertain or inquire as to the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The
Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Notwithstanding anything in clauses (i) through (v) of Section 2.03(e) to the contrary, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the
Borrower which were caused by the applicable L/C Issuer's willful misconduct or gross negligence or the applicable L/C Issuer's willful failure to pay under any
Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a
Letter of Credit.

       (g) Cash Collateral.

              (i) Upon the request of the Administrative Agent, (A) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an
       Unreimbursed Amount, or (B) if, as of the Letter of Credit Expiration
       Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, within two Business Days of the occurrence of any event in (A) or (B) above, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

              (ii) In addition, if the Administrative Agent notifies the
       Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 102% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the
       Aggregate Commitments then in effect.

              (iii) Sections 2.05(c) and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this
       Section 2.03(g), Section 2.05(c) and Section 9.02(c), "Cash
       Collateralize" means to pledge and deposit with or deliver to the
       Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative
       Agent, for the benefit of the applicable L/C Issuer and the Lenders, a

                                       32

       security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America.

       (h) Applicability of ISP or UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a standby Letter of Credit is issued
(including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to such Letter of Credit, and when a commercial
Letter of Credit is issued, the rules of the UCP shall apply to such commercial
Letter of Credit and, in either case, to the extent not inconsistent therewith and if requested by the Borrower in the applicable Letter of Credit Application, the laws of the State of New York.

       (i) Letter of Credit Fees. The Borrower shall pay to the Administrative
Agent for the account of each Lender in accordance with its Applicable
Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of
Credit shall be determined in accordance with Section 1.08. Letter of Credit
Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

       (j) Fronting Fee and Documentary and Processing Charges Payable to L/C
Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate per annum, in the case of Bank of America, in its capacity as L/C Issuer, specified in the Fee Letter and in the case of any other L/C Issuer, as may be agreed upon between the Borrower and such L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of
Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Borrower shall pay directly to each L/C
Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

       (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

       (l) Determination of Exchange Rate. On each Revaluation Date with respect to each outstanding Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall determine the Spot Rate as of such Revaluation Date with respect to the applicable Alternative Currency and shall promptly notify the Administrative Agent and the Borrower thereof and of the Dollar Equivalent of all Letters of Credit denominated in such Alternative Currency outstanding on such Revaluation Date. The Spot Rate so determined shall become effective on such Revaluation Date and shall remain effective until the next succeeding
Revaluation Date.

                                       33

2.04   SWING LINE LOANS.

       (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other
Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing
Line Loan") to the Borrower from time to time on any Business Day during the
Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing
Line Loans, when aggregated with the Applicable Percentage of the Outstanding
Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line
Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding
Amount of the Committed Loans of any Lender, plus such Lender's Applicable
Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's
Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding
Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under
Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each
Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

       (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the
Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than
3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the
Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the
Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan
Notice and, if not, the Swing Line Lender will notify the Administrative Agent
(by telephone or in writing) of the contents thereof. Unless the Swing Line
Lender has received notice (by telephone or in writing) from the Administrative
Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan
Notice, make the amount of its Swing Line Loan available to the Borrower.

       (c) Participations in Swing Line Loans.

              (i) The Swing Line Lender at any time in its sole and absolute discretion may request in writing that each Lender fund its risk participation in any Swing Line Loan. Upon receipt of such request, each
       Lender shall make an amount equal to its Applicable Percentage of the amount of the applicable Swing Line Loan specified in such written request available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative
       Agent's Office not later than 1:00 p.m. on the day specified in such request. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                                       34

              (ii) If any Lender fails to make available to the Administrative
       Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section
       2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line
       Lender shall be entitled to recover from such Lender (acting through the
       Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

              (iii) Each Lender's obligation to purchase and fund risk
       participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

       (d) Repayment of Participations.

              (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment
       (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded)
       in the same funds as those received by the Swing Line Lender.

              (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

       (e) Interest for Account of Swing Line Lender. The Swing Line Lender
shall be responsible for invoicing the Borrower for interest on the Swing Line
Loans. Until each Lender funds its risk participation pursuant to this Section
2.04 to pay such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the
Swing Line Lender.

       (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

                                       35

2.05   PREPAYMENTS.

       (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; and (ii) any prepayment shall be in a principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.
Each such notice shall specify the date and amount of such prepayment and the
Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such
Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed
Loans of the Lenders in accordance with their respective Applicable Percentages.

       (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the
Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000.
Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

       (c) If for any reason the Total Outstandings at any time exceed the
Aggregate Commitments then in effect, the Borrower shall immediately prepay
Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to
Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the
Aggregate Commitments then in effect. If for any reason the Outstanding Amount of all Swing Line Loans exceed the Swing Line Sublimit, the Borrower shall immediately prepay the Swing Line Loans in an aggregate amount equal to such excess.

       (d) If, subsequent to the Closing Date, the Borrower or any of its
Subsidiaries shall receive Net Proceeds from any conveyance, sale, lease, assignment, transfer or other disposition of any of its property, business or assets, such Net Proceeds shall be promptly and ratably applied toward the prepayment of the Loans and permanent reduction of the Commitments in accordance with Section 8.05(k).

2.06   TERMINATION OR REDUCTION OF COMMITMENTS.

       The Borrower may, upon notice to the Administrative Agent, terminate the
Aggregate Commitments, or from time to time permanently reduce the Aggregate
Commitments; provided that (i) any such notice shall be received by the
Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate
Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and
(iv) if,

                                       36

after giving effect to any reduction of the Aggregate Commitments, the Swing
Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative
Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate
Commitments shall be applied to the Commitment of each Lender according to its
Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07   REPAYMENT OF LOANS.

       (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

       (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date within one Business Day of demand therefor by the Swing Line
Lender and (ii) the Maturity Date.

2.08   INTEREST.

       (a) Subject to the provisions of subsection (b) below, (i) each
Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar
Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate
Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

       (b) (i) If any amount of principal of any Loan is not paid when due
(without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

              (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default
       Rate to the fullest extent permitted by applicable Laws.

              (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

       (c) Interest on each Loan shall be due and payable in arrears on each
Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09   FEES.

       In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

       (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate

                                       37

times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount
of L/C Obligations. The commitment fee shall accrue at all times during the
Availability Period, including at any time during which one or more of the conditions in Section 5.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the
Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

       (b) Other Fees. The Borrower shall pay to BAS and the Administrative
Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10   COMPUTATION OF INTEREST AND FEES.

       All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11   EVIDENCE OF DEBT.

       (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative
Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the
Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any
Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender
(through the Administrative Agent) a Note, which shall evidence such Lender's
Loans in addition to such accounts or records. Each such Note shall (i) in the case of Committed Loans, be in the form of Exhibit D (a "Revolving Note") and
(ii) in the case of Swing Line Loans, be in the form of Exhibit E (a "Swing Line
Note"). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

       (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the
event of any conflict between the accounts and records maintained by the
Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

                                       38

2.12   PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

       (a) General. All payments to be made by the Borrower shall be made without deduction for any counterclaim or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the
Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein; provided, that with respect to any reimbursement obligations of the
Borrower arising from the presentment to the applicable L/C Issuer of a draft under a Letter of Credit denominated in an Alternative Currency, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the applicable L/C Issuer on the date such draft is paid by the applicable L/C Issuer. The Administrative Agent will promptly distribute to each
Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the
Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

       (b)    (i) Funding by Lenders; Presumption by Administrative Agent.
       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate
       Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such
       Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate
       Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable
       Committed Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender's share of the applicable Committed Borrowing is not made available to the
       Administrative Agent by such Lender within three Business Days of the date such amount is made available to the Borrower, the Administrative
       Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such
       Lender pays its share of the applicable Committed Borrowing to the
       Administrative Agent, then the amount so paid shall constitute such
       Lender's Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the
       Administrative Agent.

              (ii) Payments by Borrower; Presumptions by Administrative Agent.
       Unless the Administrative Agent shall have received notice from the
       Borrower prior to the date on which any payment is due to the
       Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the
       Administrative Agent may assume

                                       39

       that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the
       Lenders or the applicable L/C Issuer, as the case may be, the amount due.
       In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the
       Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              A notice of the Administrative Agent to any Lender or the Borrower
       with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

       (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such
Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative
Agent shall promptly return such funds (in like funds as received from such
Lender) to such Lender, without interest.

       (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

       (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13   SHARING OF PAYMENTS BY LENDERS.

       If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in
Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the
Administrative Agent of such fact, and (b) purchase (for cash at face value)
participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

              (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;
       and

                                       40

              (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C
       Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

       Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such
Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01   TAXES.

       (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified
Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or an L/C
Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

       (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

       (c) Indemnification by the Borrower. The Borrower shall indemnify the
Administrative Agent, each Lender and each L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes
(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the
Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
A certificate as to the amount of such payment or liability delivered to the
Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an
L/C Issuer, shall be conclusive absent manifest error.

       (d) Evidence of Payments. As soon as practicable after any payment of
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority,
the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the
Administrative Agent.

                                       41

       (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other
Loan Document shall deliver to the Borrower (with a copy to the Administrative
Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, the Administrative Agent or any L/C Issuer, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the
Borrower or the Administrative Agent as will enable the Borrower or the
Administrative Agent to determine whether or not such Lender, the Administrative
Agent or such L/C Issuer is subject to backup withholding or information reporting requirements. Each Lender, the Administrative Agent or any L/C Issuer
shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate or form.

       Without limiting the generality of the foregoing, in the event that the
Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

              (i) properly completed and duly executed copies of Internal
       Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

              (ii) properly completed and duly executed copies of Internal
       Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto) claiming an exemption for effectively connected income,

              (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank"
       within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B)
       of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of
       Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), or

              (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax properly completed and duly executed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

       (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender
or any L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C
Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental

                                       42

Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the
Administrative Agent, such Lender or such L/C Issuer in the event the
Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or such L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02   ILLEGALITY.

       If any Lender determines that as a result of any Change in Law it becomes unlawful, or any Governmental Authority asserts that it is unlawful, for any
Lender or its applicable Lending Office to make, maintain or fund Eurodollar
Rate Loans, or to determine or charge interest rates based upon the Eurodollar
Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the
Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to
Eurodollar Rate Loans shall be suspended until such Lender notifies the
Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03   INABILITY TO DETERMINE RATES.

       If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) adequate and reasonable means do not exist for determining the
Eurodollar Rate for any requested Interest Period with respect to a proposed
Eurodollar Rate Loan or (b) the Eurodollar Rate for any requested Interest
Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative
Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required
Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of
Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04   INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

       (a) Increased Costs Generally. If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

                                       43

              (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or any L/C
       Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

              (iii) impose on any Lender or any L/C Issuer or any other
       condition, cost or expense affecting this Agreement or Eurodollar Rate
       Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such
Lender, by an amount which such Lender deems to be material in its sole discretion, of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit
(or of maintaining its obligation to participate in or to issue any Letter of
Credit), or to reduce the amount of any sum received or receivable by such
Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the
Borrower of any increased cost pursuant to the foregoing provisions of this
Section, the Borrower may convert all Eurodollar Rate Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof.

       (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender's or such L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such L/C Issuer's capital or on the capital of such Lender's or such L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Loans held by, such Lender, or the
Letters of Credit issued by such L/C Issuer, to a level below that which such
Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such
Lender's or such L/C Issuer's policies and the policies of such Lender's or such
L/C Issuer's holding company with respect to capital adequacy), by an amount deemed by such Lender be material in its sole discretion, then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C
Issuer or such Lender's or such L/C Issuer's holding company for any such reduction suffered.

       (c) Certificates for Reimbursement. A certificate of a Lender or an L/C
Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, showing the calculation thereof, in reasonable detail, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

       (d) Delay in Requests. Failure or delay on the part of any Lender or any
L/C Issuer to demand compensation pursuant to the foregoing provisions of this
Section shall not constitute a waiver of

                                       44

such Lender's or such L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such
Lender or such L/C Issuer, as the case may be, notifies the Borrower of the
Change in Law giving rise to such increased costs or reductions and of such
Lender's or such L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

       (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each
Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days' prior notice
(with a copy to the Administrative Agent) of such additional interest from such
Lender. If a Lender fails to give notice ten (10) days prior to the relevant
Interest Payment Date, such additional interest shall be due and payable ten
(10) days from receipt of such notice.

3.05   COMPENSATION FOR LOSSES.

       Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

              (a) any continuation, conversion, payment or prepayment of any
       Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

              (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount notified by the
       Borrower; or

              (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

       including any loss or expense (but excluding loss of margin) arising from the liquidation or reemployment of funds obtained by it to maintain such
       Loan or from fees payable to terminate the deposits from which such funds were obtained. Such indemnification under this Section 3.05 may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such
       Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such
       Loans provided for herein (but excluding loss of margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Each Lender claiming any payment pursuant to this
       Section 3.05 shall do so by giving notice thereof to the Borrower and the
       Administrative Agent (showing calculation of the amount claimed in reasonable detail) within 60 Business Days after a failure to

                                       45

       borrow, convert or continue Eurodollar Rate Loans, or to prepay, after notice or after a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period therefor.

3.06   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

       (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

       (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any
Lender or any Governmental Authority for the account of any Lender pursuant to
Sections 3.01, 3.02 or 3.04, the Borrower may replace such Lender in accordance with Section 11.13.

3.07   SURVIVAL.

       All of the Borrower's obligations under this Section 3.01, 3.02 and 3.05 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                                    GUARANTY

4.01   THE GUARANTY.

       Each of the Guarantors hereby jointly and severally guarantees to each
Lender, each Affiliate of a Lender that enters into a Swap Contract or a
Treasury Management Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the
Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise)
strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

       Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts or Treasury Management Agreements,
the obligations of each Guarantor under this Agreement and the other Loan
Documents shall be limited to an aggregate amount equal to the

                                       46

largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02   OBLIGATIONS UNCONDITIONAL.

       The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap
Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been Fully Satisfied.
Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

              (a) at any time or from time to time, without notice to any
       Guarantor, the time for any performance of or compliance with any of the
       Obligations shall be extended, or such performance or compliance shall be waived;

              (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract or any Treasury Management
       Agreement between any Consolidated Party and any Lender, or any Affiliate
       of a Lender, or any other agreement or instrument referred to in the Loan
       Documents or such Swap Contracts shall be done or omitted;

              (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap
       Contract or any Treasury Management Agreement between any Consolidated
       Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap
       Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

              (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

              (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person
       (including, without limitation, any creditor of any Guarantor).

       With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any
Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract or any Treasury Management
Agreement between any Consolidated Party and any Lender, or any Affiliate of a
Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the
Obligations.

                                       47

4.03   REINSTATEMENT.

       The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each
Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such
Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04   CERTAIN ADDITIONAL WAIVERS.

       Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05   REMEDIES.

       The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the
Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section
9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder may be secured in accordance with the terms of the
Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06   RIGHTS OF CONTRIBUTION.

       The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the
Guarantors shall exercise any such contribution rights until the Obligations have been Fully Satisfied.

4.07   GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

       The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                       48

                                    ARTICLE V
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01   CONDITIONS OF INITIAL CREDIT EXTENSION.

       The obligation of any L/C Issuer and each Lender to make its initial
Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

              (a) Receipt by the Administrative Agent of the following:

                     (i) executed counterparts of this Agreement and the other
              Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each
              Lender;

                     (ii) copies of the Organization Documents of each Loan
              Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other
              jurisdiction of its incorporation or organization, where
              applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

                     (iii) such certificates of resolutions or other action,
              incumbency certificates and/or other certificates of Responsible
              Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each
              Responsible Officer thereof authorized to act as a Responsible
              Officer in connection with this Agreement and the other Loan
              Documents to which such Loan Party is a party;

                     (iv) such documents and certifications as the
              Administrative Agent may reasonably require to evidence that each
              Loan Party is duly organized or formed, and that the Borrower and each Loan Party is validly existing, in good standing and
              qualified to engage in business in its jurisdiction;

                     (v) favorable opinions of Simpson Thacher and Bartlett LLP, special counsel to the Loan Parties and Christopher C. Cambria,
              Senior Vice President, General Counsel and Secretary of the
              Borrower and Holdings, each addressed to the Administrative Agent and each Lender;

                     (vi) a certificate signed by a Responsible Officer of the
              Borrower certifying (A) that there has been no event or
              circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and
              (B) the current Debt Ratings; and

                     (vii) a certificate signed by a Responsible Officer of the
              Borrower certifying that the conditions specified in Sections
              5.02(a) and (b) have been satisfied.

              (b) Any fees required to be paid on or before the Closing Date shall have been paid.

              (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the
       Administrative Agent to the extent invoiced prior to the Closing Date.

                                       49

5.02   CONDITIONS TO ALL CREDIT EXTENSIONS.

       The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar
Rate Loans) is subject to the following conditions precedent:

              (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

              (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

              (c) The Administrative Agent and, if applicable, the applicable
       L/C Issuer or the Swing Line Lender shall have received a Request for
       Credit Extension in accordance with the requirements hereof.

       Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections
5.02(a) and (b) have been satisfied on and as of the date of the applicable
Credit Extension.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants to the Administrative Agent and the
Lenders (with respect to Holdings, only until such time as Holdings is merged with and into the Borrower) that:

6.01   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

       (a) Each of Holdings and the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and
(b) each other Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent that the failure to comply with this Section 6.01(b) would not cause the
Borrower and its Subsidiaries to be in violation of Section 7.09(d). Each of
Holdings, the Borrower and the other Loan Parties (i) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iii) is in compliance with all Laws except in each case referred to in clause (i), (ii) or (iii), to the extent that the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.02   CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

       Each of Holdings, the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan
Documents to which it is a party and, in the case of

                                       50

the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of such Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the
Borrower and each other Loan Party is a party, except in each case for those consents or authorizations which have been obtained on or prior to the Closing
Date and filings and other actions necessary to perfect the security interest in the Collateral after the Collateral Effective Date, as required by Section 7.08 and 7.09. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each other Loan Party. This
Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto enforceable against each such Loan Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

6.03   NO LEGAL BAR.

       Except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of each Loan Document, the borrowing and use of the proceeds of the
Loans and the consummation of the transactions contemplated by the Loan
Documents: (a) will not violate any Law or any Contractual Obligation applicable to or binding upon Holdings, the Borrower or any Subsidiary of the Borrower or
any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Law applicable to it or any of its Contractual Obligations, except for the Liens arising under the Pledge Agreement. Each Credit Extension hereunder constitutes "Senior Debt" under and, as defined in, the 2004 Indenture.

6.04   PURPOSE OF LOANS.

       The proceeds of the Loans shall be used by the Borrower (i) to pay fees and expenses related to the preparation and negotiation of this Agreement and the other Loan Documents, (ii) to refinance the Existing Credit Agreement, (iii)
for working capital, capital expenditures and other lawful corporate purposes, including, without limitation, the making of Investments permitted under Section
8.02 and (iv) to support the issuance of letters of credit for lawful corporate purposes.

6.05   FINANCIAL CONDITION; NO CHANGE.

       (a) The audited consolidated balance sheets at December 31, 2003 and the related statements of income and cash flows of Holdings and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers L.L.P. have been delivered to the Administrative Agent and the Lenders and have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

       (b) Since December 31, 2003, there has been no development, event or circumstance which has had or could reasonably be expected to have a Material
Adverse Effect.

                                       51

6.06   NO MATERIAL LITIGATION.

       Except as set forth on Schedule 6.06, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against
Holdings, the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any Loan Document or any of the transactions contemplated hereby or thereby or which could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, if any litigation, investigation or proceeding identified on Schedule 6.06 shall result in a Material Adverse Effect, the Loan Parties hereby agree that the Lenders shall be under no obligation to make any Loan and the L/C Issuers shall be under no obligation to issue or extend any Letter of Credit hereunder.

6.07   NO DEFAULT.

       Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or
Event of Default has occurred and is continuing.

6.08   OWNERSHIP OF PROPERTY; LIENS.

       Each of Holdings, the Borrower and its Subsidiaries (a) has good record and insurable title in fee simple to, or a valid leasehold interest in, all its real property and (b) has good title to, or a valid leasehold interest in, all its other property, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.

6.09   INTELLECTUAL PROPERTY.

       Each of Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the
best of the Borrower's knowledge, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the
Borrower know of any valid basis for any such claim which in either case could reasonably be expected to have a Material Adverse Effect. The use of such
Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material
Adverse Effect.

6.10   ENVIRONMENTAL MATTERS.

       Except insofar as any exception to any of the following, or any aggregation of such exceptions, is not reasonably likely to result in a Material
Adverse Effect:

       (a) The facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii)
could reasonably be expected to give rise to liability under, any applicable
Environmental Law.

       (b) None of Holdings, the Borrower nor any of its Subsidiaries has
received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding

                                       52

environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

       (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the
Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

       (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any
Environmental Law to which Holdings, the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party or with respect to the
Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

       (e) There has been no release or threat of release of Materials of
Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

       (f) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental
Law with respect to the Properties or the business operated by Holdings, the
Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

       (g) Holdings, the Borrower and its Subsidiaries hold and are in compliance with all Environmental Permits necessary for their operations.

6.11   TAXES.

       Each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any material tax, fee or other charge.

6.12   ERISA.

       (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no Reportable Event has occurred with respect to any Single Employer Plan; (ii) all contributions required to be made with respect to a Plan have been timely made; (iii) none of
Holdings, the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a

                                       53

Plan that remains unsatisfied pursuant to Section 409, 502(i), 502(1), 515,
4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing
Sections with respect to any Plan; (iv) no termination of, or institution of proceedings to terminate or appoint a trustee to administer, a Single Employer
Plan has occurred; (v) each Plan has complied with the applicable provisions of
ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower) and (vi) no
"accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA), extension of any amortization period (within the meaning of Section 412 of the Code) or Lien in favor of the PBGC or a Single
Employer Plan has arisen or has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any
Single Employer Plan.

       (b) Neither Holdings, the Borrower nor any ERISA Affiliate has had a
complete or partial withdrawal from any Multiemployer Plan for which there is any outstanding material liability, and neither Holdings, the Borrower nor any
ERISA Affiliate would become subject to any liability under ERISA if Holdings, the Borrower or any such ERISA Affiliate were to withdraw completely from all
Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in an amount which would be reasonably likely to have a Material Adverse Effect. To the knowledge of the
Borrower, no Multiemployer Plan is in Reorganization or Insolvent except to the extent that any such event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13   SUBSIDIARIES.

       The Domestic Subsidiaries of the Borrower and their respective jurisdictions of incorporation on the Closing Date shall be as set forth on
Schedule 6.13. The exact legal name of each Loan Party is as set forth on the signature pages hereto.

6.14   FEDERAL REGULATIONS; INVESTMENT COMPANY ACT; OTHER REGULATIONS.

       (a) No part of the proceeds of any Loans will be used for "purchasing" or
"carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve
System as now and from time to time hereafter in effect.

       (b) None of Holdings, the Borrower or any of its Subsidiaries is an
"investment company," or a company "controlled" by an "investment company,"
within the meaning of the Investment Company Act of 1940, as amended. None of
Holdings, the Borrower or any of its Subsidiaries is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur the types of Indebtedness comprising the Obligations.

6.15   COLLATERAL DOCUMENTS.

       Upon the execution and delivery thereof by the parties thereto, the
Pledge Agreement will be effective to create in favor of the Administrative
Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described therein are delivered to the Administrative Agent, together with undated stock powers executed in blank therefor, such security interest shall, subject to the existence of Permitted Liens, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

                                       54

6.16   ACCURACY AND COMPLETENESS OF INFORMATION.

       Neither (a) the Confidential Information Memorandum nor (b) any other information, report, financial statement, exhibit or schedule furnished in writing by or on behalf of the Borrower to the Administrative Agent or any
Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

6.17   LABOR MATTERS.

       There are no strikes pending or, to the Borrower's knowledge, overtly threatened against Holdings, the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect. The hours worked and payments made to employees of
Holdings, the Borrower and each of its Subsidiaries (and their predecessors)
have not been in violation of the Fair Labor Standards Act or any other applicable Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

       So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of
Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, and 7.03) cause each
Subsidiary to:

7.01   FINANCIAL STATEMENTS.

       The Borrower will deliver to the Administrative Agent, whether or not the
Borrower has a class of securities registered under the Exchange Act, (i) within
90 days after the end of each fiscal year of the Borrower, the annual reports and (ii) within 45 days after the end of each fiscal quarter of the Borrower, quarterly reports (including with respect to the fourth quarter of each fiscal year) that the Borrower would be required to file if the Borrower were subject to section 13(a) or 15(d) of the Exchange Act; provided, that any reports required to be delivered pursuant to this Section 7.01 which are made available on EDGAR or any successor system of the SEC shall be deemed delivered when so made available.

       All such financial reports shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or officer auditing or preparing such financial reports, as the case may be, and disclosed therein) and, in the case of quarterly reports, subject to year-end audit adjustments and footnote disclosures.

7.02   CERTIFICATES; OTHER INFORMATION.

       Deliver to the Administrative Agent (who will make available to the
Lenders), in form and detail satisfactory to the Administrative Agent and the
Required Lenders:

                                       55

              (a) within five days after the date on which Borrower delivers the annual financial statements required by Section 7.01, a certificate of its independent certified public accountants certifying such financial statements without material qualification;

              (b) within five days after the delivery of the financial
       statements required by Section 7.01, a certificate signed by a
       Responsible Officer of the Borrower (i) stating that, to the best of such
       Responsible Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of Section 7.09 with respect thereto) and (B) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) setting forth, in the form of the Compliance
       Certificate, the computation of the financial covenants in Section 8.08 as of the last day of the fiscal quarter most recently ended and (iii)
       setting forth the amount of Restricted Payments which the Borrower or any
       Subsidiary would be permitted to make pursuant to Section 8.06(f) as of the end of the fiscal quarter covered by such financial statements;

              (c) promptly, after their becoming available, copies of all proxy statements and all registration statements filed by the Borrower or
       Holdings under the Securities Act of 1933, as amended (other than registration statements on Form S-8 or any registration statement filed in connection with a dividend reinvestment plan), and regular and periodic reports, if any, which the Borrower or Holdings shall have filed with the SEC (or any governmental agency or agencies substituted therefore) under Section 13 or Section 15(d) of the Securities and
       Exchange Act of 1934, as amended, or with any national securities exchange (other than those which have already been delivered pursuant to
       Section 7.01 or on Form 11-K or any successor form); provided, that documents required to be delivered under this clause (c) which are made available on the internet via the EDGAR, or any successor, system of the
       SEC shall be deemed delivered when made so available; and

              (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative
       Agent or any Lender may from time to time reasonably request.

       The Lenders agree that the documents required to be delivered by the
Borrower to the Administrative Agent pursuant to Section 7.01 may be delivered by the Administrative Agent to the Lenders electronically and shall be deemed to have been delivered by the Administrative Agent to the Lenders on the date on which such documents are posted by the Administrative Agent on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the
Administrative Agent).

7.03   NOTICES.

       (a) Promptly upon any Responsible Officer of the Borrower obtaining knowledge of any of the following, furnish to the Administrative Agent written notice of the following:

              (i) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                                       56

              (ii) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and

              (iii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

       (b) Notify the Administrative Agent of any material change in accounting policies or financial reporting practices by Holdings, the Borrower or any
Subsidiary concurrently with the delivery of the financial statements required hereunder first affected by such change.

       The Administrative Agent agrees that it will promptly send to the Lenders any written notice received by the Administrative Agent pursuant to Section
7.03(a) or (b).

7.04   PAYMENT OF TAXES AND MATERIAL OBLIGATIONS.

       Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its (a) material taxes, fees, assessments, and other governmental charges and (b) other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, except in the case of clause (b), to the extent any failure to pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

7.05   CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE AND PROPERTY; COMPLIANCE
       WITH LAW.

       Except as not prohibited by Sections 8.04 and 8.05, (a) continue to engage in business of the same general type as now conducted by it and/or any
Similar Business; (b) with respect to Holdings and the Borrower (and with respect to the other Loan Parties, to the extent necessary to stay in compliance with Section 7.09(d)), preserve, renew and keep in full force and effect its corporate existence; (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises could not reasonably be expected to have a Material Adverse Effect; (d) keep all property useful and necessary in its business in good working order and condition
(ordinary wear and tear and damage by fire and/or other casualty or taking by condemnation excepted) except to the extent that the failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and
(e) comply with all Contractual Obligations and applicable Laws except to the extent that the failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

7.06   MAINTENANCE OF INSURANCE.

       The Borrower will maintain for itself and its Subsidiaries, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of similar stature engaged in the same or similar businesses operating in the same or similar locations.

                                       57

7.07   INSPECTION OF PROPERTY; BOOKS AND RECORDS.

       Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and with all applicable Law in all material respects shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by a Law)
(and shall cause Holdings to permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by a Law))
at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions; provided, further, that the Borrower shall notify the
Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

7.08   PLEDGED ASSETS.

       (a) Within forty-five (45) Business Days following the Collateral
Effective Date, the Loan Parties shall execute and deliver to the Administrative
Agent the Pledge Agreement (which shall provide for pledge by each Loan Party of
100% of the issued and outstanding Equity Interests in each of its Wholly-Owned
Subsidiaries that are Domestic Subsidiaries (other than Immaterial Subsidiaries)
and 65% of the total combined voting power of the Equity Interests in each of its first tier Wholly-Owned Subsidiaries that are Foreign Subsidiaries (other than Immaterial Subsidiaries)) and the following agreements, documents and instruments, each in form, content and scope reasonably satisfactory to the
Administrative Agent:

              (i) all stock certificates evidencing the Equity Interests in the
       Subsidiaries of each Loan Party pledged pursuant to the Pledge Agreement
       (including, prior to the merger of the Borrower and Holdings, the stock certificates representing the stock of the Borrower), together with duly executed in blank undated stock powers attached thereto;

              (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Lenders' security interest in the Collateral;

              (iii) certified resolutions and other organizational and
       authorizing documents for each such Loan Party; and

              (iv) an opinion of counsel addressed to the Administrative Agent, on behalf of the Lenders, covering such issues as reasonably requested by the Administrative Agent, including, without limitation, the legality, validity, binding effect and enforceability of the documentation referred to above and the attachment and perfection of the Liens thereunder.

       (b) If at any time the Borrower or any Subsidiary is required to provide a Lien with respect to any Equity Interests of any of its Subsidiaries to the
holders of the Indebtedness permitted to be secured hereunder, the Borrower shall cause such Persons to provide the Administrative Agent, on the behalf of the Lenders, with an equal and ratable lien in such Equity Interests pursuant to documentation substantially in the form of the Pledge Agreement and other documents in form, content and scope reasonably satisfactory to the
Administrative Agent identified in Section 7.08(a) above at the same time the
Borrower and such other Persons provide a Lien on such Equity Interests to the holders of such

                                       58

Indebtedness permitted to be secured hereunder. The Borrower agrees that the
Liens contemplated by the preceding sentence may not be granted until such time as the Lenders have entered into a satisfactory intercreditor agreement with the holders of the Indebtedness permitted to be secured hereunder.

       (c) Within 30 days following (i) any Collateral Release Date or (ii) the
Collateral Termination Date, if the Collateral Termination Date shall have occurred after the Collateral Effective Date, the Administrative Agent shall take all action reasonably necessary to release its Lien on the Collateral, including, without limitation, return of stock certificates and stock powers and filing of UCC termination statements, all at the Borrower's expense.

7.09   COLLATERAL AND GUARANTEES.

       (a) At all times following the Collateral Effective Date and prior to any
Collateral Release Date, with respect to any Equity Interests of any newly created or acquired Wholly-Owned Subsidiary (other than any Immaterial
Subsidiary) or any newly issued Equity Interests of any existing Wholly-Owned
Subsidiary (other than any Immaterial Subsidiary) acquired by the Borrower or any of its Subsidiaries that is intended to be subject to the Lien created by the Pledge Agreement (as described in Section 7.08(a)) but which is not so subject, promptly (and in any event within thirty (30) days after the acquisition, creation or issuance thereof): (i) execute and deliver to the
Administrative Agent such amendments to the Pledge Agreement or such other documents as the Administrative Agent shall deem necessary to grant to the
Administrative Agent, for the benefit of the holders of the Obligations, a Lien on such Equity Interests (provided that, in no event, shall any Loan Party be required to pledge more than 65% of the total voting power of the Equity
Interests in any Foreign Subsidiary), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with applicable
Law, including delivering all such original stock certificates, if any, evidencing such Equity Interests to the Administrative Agent together with undated stock powers executed in blank therefor, and (iii) if reasonably requested by the Administrative Agent or the Required Lenders, deliver to the
Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative
Agent.

       (b) At all times prior to the Guaranty Release Date, with respect to any
Person that, subsequent to the Closing Date, becomes a direct or indirect
Wholly-Owned Subsidiary that is a Domestic Subsidiary of the Borrower (other than an Immaterial Subsidiary) promptly (and in any event within thirty (30)
days after such Person becomes a Subsidiary): (i) cause such new Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a
Joinder Agreement in substantially the same form as Exhibit H and, at all times following the Collateral Effective Date but prior to any Collateral Release
Date, to the extent such Subsidiary holds any Equity Interests of any
Wholly-Owned Subsidiary that is not an Immaterial Subsidiary, to become a party to the Pledge Agreement and deliver all of the other items related to such pledged Equity Interests required by Section 7.08 and (ii) if reasonably requested by the Administrative Agent or the Required Lenders, deliver to the
Administrative Agent legal opinions relating to the matters described in clause
(i) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

       (c) As described in the foregoing provisions of Section 7.08 and this
Section 7.09, (i) no Immaterial Subsidiary, Foreign Subsidiary or Non-Wholly
Owned Subsidiary (except as provided in Section 7.09(d) or (e) below) of the
Borrower or its Subsidiaries shall be required to become a Guarantor hereunder or grant a Lien on the Equity Interests of its Subsidiaries pursuant to the
Pledge Agreement, (ii) no Equity Interests of an Immaterial Subsidiary (except as provided in Section 7.08(b)) shall be required to be pledged hereunder and
(iii) no more than 65% of the total combined voting power of the Equity
Interests in any direct or indirect Foreign Subsidiary of the Borrower shall be required to be pledged

                                       59

hereunder; provided, that if any Domestic Subsidiary that is not wholly owned thereafter becomes a Wholly Owned Subsidiary prior to the Guaranty Release Date or if any Immaterial Subsidiary that is a Domestic Subsidiary ceases to be an
Immaterial Subsidiary prior to the Guaranty Release Date, then each such
Subsidiary shall become a Guarantor under this Agreement and if such event occurs after the Collateral Effective Date but prior to any Collateral Release
Date, the Borrower shall grant to the Administrative Agent, on behalf of the
Lenders, a Lien on its Equity Interests in accordance with the terms of the
Pledge Agreement and deliver all of the items related to the pledge of such
Equity Interests required by Section 7.08 with respect to such Equity Interests.

       (d) Notwithstanding anything to the contrary contained in this Agreement, prior to the Guaranty Release Date, the aggregate amount of the Non-Loan Party
Operating Assets shall at no time be greater than 25% of the Total Assets.

       (e) Notwithstanding anything to the contrary contained in this Agreement, if at any time any Subsidiary that is not required to be a Guarantor hereunder provides a guarantee of the Borrower's obligations in respect of any
Indebtedness of the type described in any of clauses (a), (e) or (f) of the definition of "Indebtedness" contained in Section 1.01, then promptly (and in any event within 30 days thereof), the Borrower cause such Subsidiary to (i)
become a Guarantor hereunder by executing and delivering to the Administrative
Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

7.10   GOVERNMENT CONTRACTS.

       The Borrower and its Subsidiaries shall apply for and maintain all material facility security clearances and personnel security clearances required of the Borrower under all applicable Laws to perform and deliver under any and all government contracts and as otherwise may be necessary to continue to perform the business of the Borrower and its Subsidiaries, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.11   FURTHER ASSURANCES REGARDING COLLATERAL.

       At all times following the Collateral Effective Date and prior to any
Collateral Release Date, Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed and delivered any and all documents which are necessary to maintain in favor of the Administrative Agent, for the benefit of the holders of the Obligations, Liens on the Collateral that are duly perfected in accordance with all applicable Laws.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

       So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of
Credit shall remain outstanding, the Borrower shall not, nor shall it permit any
Subsidiary to, directly or indirectly:

                                       60

8.01   LIENS.

       Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

              (a) Liens pursuant to any Loan Document;

              (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its
       Subsidiaries, as the case may be, in conformity with GAAP;

              (c) carriers', warehousemen's, mechanics', materialmen's,
       repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

              (e) deposits to secure the performance of bids, trade contracts
       (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (f) easements, rights-of-way, zoning restrictions, other
       restrictions and other similar encumbrances previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such
       Subsidiary;

              (g) Liens on property or assets of the Borrower or any of its
       Subsidiaries existing on the Closing Date except for any such Lien securing Indebtedness in excess of $5,000,000 that is not set forth on
       Schedule 8.01, provided that all Liens permitted by this paragraph (g)
       shall secure only those obligations which they secure on the Closing Date
       (assuming that any unfunded commitments in respect thereof have been fully funded);

              (h) Liens upon any property acquired, constructed or improved by the Borrower or any Subsidiary which are created or incurred within 180 days of such acquisition, construction or improvement to secure or provide for the payment of the purchase price of such property or the cost of such construction or improvement, including carrying costs (but no other amounts), provided that any such Lien shall not apply to any other property of the Borrower or any Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien);

              (i) Liens on the property or assets of a Person which becomes a
       Subsidiary after the Closing Date, provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a
       Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of the obligations secured thereby is not increased (assuming that any unfunded commitments in respect thereof have been fully funded);

                                       61

              (j) Liens on property and assets securing obligations assumed by the Borrower or a Subsidiary in connection with an Acquisition of such property or assets, provided that (i) such Liens existed at the time of such Acquisition and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any other property or assets (other than after acquired title in or on the property or assets acquired and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (iii) the amount of obligations secured thereby is not increased (assuming that any unfunded commitments in respect thereof have been fully funded);

              (k) Liens on the property of the Borrower or any of its
       Subsidiaries in favor of landlords securing licenses, subleases or leases entered into in the ordinary course of business;

              (l) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

              (m) so long as no Default or Event of Default shall have occurred and be continuing under clause Section 9.01(h), attachment or judgment
       Liens;

              (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower, or any of its subsidiaries in the ordinary course of business;

              (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

              (p) Liens securing obligations in respect of trade letters of credit covering the goods (or the documents of title in respect of such goods) financed by such trade letters of credit and the proceeds and products thereof;

              (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

              (r) Liens referred to in paragraphs (a) through (q) of this
       Section 8.01 with respect to extensions, renewals and replacements of obligations secured thereby, provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced (other than after acquired title in or on such property or assets and proceeds of the existing collateral in accordance with the instrument creating such Lien) and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced (assuming that any unfunded commitments in respect of such extended, renewed or replaced obligations have been fully funded);

              (s) Liens arising in connection with any Permitted Receivables
       Program (to the extent the sale by the Borrower or the applicable
       Subsidiary of its accounts receivable is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof);

                                       62

              (t) Liens securing Synthetic Lease Obligations incurred to finance the acquisition, construction or improvement of any fixed or capital assets acquired by the Borrower or any Subsidiary after the Closing Date;

              (u) Liens on Equity Interests of a Person being acquired by the
       Borrower or any Subsidiary as security for such purchaser's deferred payment obligations with respect thereto;

              (v) Liens (not otherwise permitted hereunder) which secure obligations in an aggregate amount at any time outstanding (when aggregated with, at all times following the Guaranty Release Date, the aggregate principal amount of all Indebtedness of the Subsidiaries of the
       Borrower permitted by Section 8.03(h)) not to exceed 5% of Consolidated
       Total Assets; and

              (w) Liens on Equity Interests of any Subsidiary (not otherwise permitted hereunder) which secure other Indebtedness of Holdings, the
       Borrower or any of its Subsidiaries not prohibited hereunder; provided that the Administrative Agent, for the benefit of the holders of the
       Obligations, shall have an equal and ratable Lien on such Equity
       Interests pursuant to documentation (including intercreditor provisions)
       reasonably satisfactory to the Administrative Agent.

8.02   INVESTMENTS.

       Make any Investments, except:

              (a) Investments (including Acquisitions) in any Person (other than
       Holdings); provided that (i) (both before and after giving effect to any such Investment), there shall exist no Default or Event of Default, (b)
       if any such Investment is an Acquisition, such Acquisition shall be of assets or Equity Interests of any Person engaged in a Similar Business,
       (c) if any such Investment is an Acquisition of a majority of the Equity
       Interests of any Person, such Person's board of directors or similar governing body shall have approved such Acquisition, (d) after giving effect to any Acquisition on a Pro Forma Basis, the Borrower shall be in compliance with Section 8.08(a), (b), and (c) and (e) after giving effect to any Acquisition (subject to the grace period provided for in Section
       7.09(b)), the Borrower shall be in compliance with Section 7.09(d);

              (b) intercompany advances by the Borrower or any Subsidiary to
       Holdings to fund payments of interest on Indebtedness (other than
       Disqualified Preferred Stock) of Holdings or to fund payments of dividends on Disqualified Preferred Stock issued by Holdings; provided, that, (i) any such Indebtedness or Disqualified Preferred Stock is guaranteed by the Borrower, and (ii) the proceeds received by Holdings from the issuance of such Indebtedness or Disqualified Preferred Stock shall have been invested by Holdings in the Borrower (or used to refinance in full Indebtedness (including Disqualified Preferred Stock), the proceeds of which were previously invested in the Borrower);

              (c) intercompany advances by the Borrower or any Subsidiary to
       Holdings to fund payments and prepayments (whether optional or mandatory)
       of principal of, Indebtedness (other than Disqualified Preferred Stock)
       of Holdings, and to fund optional and mandatory redemptions in respect of
       Disqualified Preferred Stock issued by Holdings, provided that (i) any such Indebtedness or Disqualified Preferred Stock is guaranteed by the
       Borrower and (ii) the aggregate amount of such intercompany advances made pursuant to this Section 8.02(c), together with the aggregate amount of dividends or distributions made by the Borrower pursuant to Section
       8.06(c), shall not, at any time, exceed the aggregate amount of investments made by Holdings in the

                                       63

       Borrower with the proceeds received by Holdings in respect of any issuance of Indebtedness (including Disqualified Preferred Stock) by
       Holdings subsequent to the Closing Date which is so guaranteed by the
       Borrower; and

              (d) Investments by the Borrower or any Subsidiary in Holdings not
       permitted by Section 8.02(b) or (c); provided that (i) no Default or
       Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of the sum (following the Closing
       Date) of (A) the aggregate amount of Investments made by the Borrower or any Subsidiary in Holdings (other any intercompany advances made by the
       Borrower or any Subsidiary pursuant to Section 8.02(b) or (c)) plus (B)
       the Equity Interests or Disqualified Preferred Stock repurchased, redeemed, retired, acquired or otherwise receiving payments on account of any return of capital by the Borrower (other than any repurchase, redemption, retirement, acquisition or other payment on account of any return of capital pursuant to Section 8.06(c) or (e)) plus (C) the amount of dividend payments or distributions made by the Borrower in respect of its Equity Interests or Disqualified Preferred Stock (other than any dividends or distributions permitted by Section 8.06(a), (b), (c) or (d))
       plus (D) the amount of Subordinated Debt prepaid, redeemed, purchased, defeased or otherwise satisfied by the Borrower or any Subsidiary (other than any prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt pursuant to Section 8.10(a)(i) or
       (ii)), shall not exceed an aggregate amount equal to the sum of
       $1,000,000,000 increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending
       March 31, 2005 by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or, if such Consolidated Net Income for such fiscal quarter is a deficit, less 50% of such deficit) plus an amount equal to 100% of the proceeds from any issuances of Equity
       Interests by Holdings (provided the proceeds from such any such issuance
       (or, without duplication, from any Equity Interests or Indebtedness of
       Holdings purchased, redeemed or cancelled in conversion by virtue of such issuance) are (or were) invested in the Borrower) subsequent to the
       Closing Date plus 100% of the proceeds from any issuances of Indebtedness by Holdings (provided that (i) such Indebtedness is not guaranteed by the
       Borrower or any Subsidiary and (ii) the proceeds from such issuance (or, without duplication, from any Equity Interests or Indebtedness of
       Holdings purchased, redeemed or cancelled in conversion by virtue of such issuance) are (or were) invested in the Borrower subsequent to the
       Closing Date plus 100% of the proceeds from any issuance of Equity
       Interests by the Borrower (or, without duplication, from any Equity
       Interests or Indebtedness of the Borrower purchased, redeemed or cancelled in conversion by virtue of such issuance) subsequent to the
       Closing Date.

8.03   SUBSIDIARY INDEBTEDNESS.

       After the Guaranty Release Date, permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

              (a) Indebtedness under the Loan Documents;

              (b) Indebtedness issued to the Borrower or any other Subsidiary;

              (c) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets
       (including Capital Lease Obligations), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement;

                                       64

              (d) Indebtedness of any Subsidiary incurred in connection with the issuance of any surety bonds, letters of credit or other similar bonds in the ordinary course of business;

              (e) Indebtedness of the Subsidiaries arising in connection with the Permitted Receivables Programs;

              (f) Synthetic Lease Obligations of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets acquired by such Subsidiary subsequent to the Closing
       Date;

              (g) any Guarantee provided by any Subsidiary to support
       Indebtedness of Holdings or the Borrower for borrowed money; provided that any such Subsidiary is also a Guarantor hereunder (whether or not the Guaranty Release Date has occurred); and

              (h) Indebtedness, other than pursuant to the foregoing provisions of this Section 8.03, in an aggregate amount at any one time outstanding, together with the aggregate amount of Indebtedness secured by Liens permitted by Section 8.01(v), not to exceed 5% of Consolidated Total
       Assets.

8.04   FUNDAMENTAL CHANGES.

       With respect solely to the Borrower, (i) merge, consolidate, liquidate, amalgamate, wind up or dissolve with or into another Person, or (ii) convey, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property, business or assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

              (a) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving Person if no Event of Default or Default shall have occurred and be continuing or would occur immediately after giving effect thereto;

              (b) the Borrower may make any conveyance, sale, assignment or disposition of assets permitted by Section 8.05; and

              (c) Holdings may merge into or consolidate with the Borrower;
       provided that (i) the Borrower shall provide written notice to the
       Administrative Agent prior to such merger or consolidation and (ii) to the extent Holdings is the surviving Person, Holdings shall assume contemporaneously with such merger or consolidation all of the obligations of the Borrower under this Agreement and the other Loan
       Documents pursuant to documentation reasonably satisfactory to the
       Administrative Agent. Following any merger pursuant to this Section
       8.04(c), all references to "Holdings" and to the "Borrower" shall be read as references to the Person surviving the merger.

8.05   LIMITATION ON SALE OF ASSETS.

       Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a) the sale or other disposition of obsolete, surplus or worn out property in the ordinary course of business;

                                       65

              (b) the sale, lease, transfer or exchange of inventory in the ordinary course of business;

              (c) transfers resulting from any casualty or condemnation of property or assets;

              (d) intercompany sales or transfers of assets made in the ordinary course of business;

              (e) licenses, leases or subleases of tangible property in the ordinary course of business;

              (f) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

              (g) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

              (h) the sale of receivables in connection with any Permitted
       Receivables Program;

              (i) licensing and cross-licensing arrangements involving
       technology or other intellectual property of the Borrower or a Subsidiary in the ordinary course of business;

              (j) sales, transfers or other dispositions of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any
       Subsidiary of the Borrower;

              (k) conveyances, sales, leases, assignments, transfers or other dispositions of any of its property, business or assets if the Net
       Proceeds thereof shall be used by the Borrower or such Subsidiary to acquire assets to be employed in the business (including any Similar
       Business) of the Borrower or its Subsidiaries or make Acquisitions of
       Persons engaged in a Similar Business in accordance with Section 8.02(a)
       within 365 days of receipt thereof; provided, that if such Net Proceeds are not so used, an amount equal to the Cumulative Asset Sale Amount determined on the last day of each such 365-day period, if any, shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments on the 366th day after receipt of such Net Proceeds
       (each, a "Required Prepayment Date"); and

              (l) the conveyance, sale, assignment or other disposition of assets, in addition to those permitted by any other clause of this
       Section 8.05, provided, that the aggregate value of all such assets conveyed, sold, assigned or otherwise disposed of pursuant to this
       Section 8.05(l) during the term of this Agreement shall not exceed 7.5%
       of the Consolidated Total Assets.

8.06   RESTRICTED PAYMENTS.

       Declare or make, directly or indirectly, any Restricted Payment, except that:

              (a) the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other Equity
       Interests of the Borrower;

              (b) the Borrower may declare and make dividend payments or other distributions in respect of its Equity Interests to fund payments of interest on Indebtedness (other than Disqualified Preferred Stock) of
       Holdings, or to fund payments of dividends on Disqualified Preferred
       Stock issued by Holdings; provided, that, (i) any such Indebtedness or
       Disqualified Preferred Stock is guaranteed by the Borrower, and (ii) the proceeds received by Holdings from

                                       66

       the issuance of such Indebtedness or Disqualified Preferred Stock shall have been invested by Holdings in the Borrower (or used to refinance in full Indebtedness (including any Disqualified Preferred Stock), the proceeds of which were previously invested in the Borrower);

              (c) the Borrower may declare and make dividend payments or other distributions in respect of its Equity Interests to fund payments and prepayments (whether optional or mandatory) of principal of Indebtedness
       (other than Disqualified Preferred Stock) of Holdings, and to fund payments of optional and mandatory redemptions in respect of Disqualified
       Preferred Stock issued by Holdings, provided that (i) any such
       Indebtedness or Disqualified Preferred Stock is guaranteed by the
       Borrower and (ii) the aggregate amount of such dividends and distributions made under this Section 8.06(c), together with the aggregate amount of intercompany advances made by the Borrower or any
       Subsidiary to Holdings pursuant to Section 8.02(c), shall not, at any time, exceed the aggregate amount of investments made by Holdings in the
       Borrower with the proceeds received by Holdings in respect of any issuance of Indebtedness (including Disqualified Preferred Stock) by
       Holdings subsequent to the Closing Date which is so guaranteed by the
       Borrower;

              (d) the Borrower may declare and make regularly scheduled dividend payments on Disqualified Preferred Stock issued by the Borrower;

              (e) the Borrower may purchase, redeem, retire, acquire or
       otherwise make any payment on account of any return of capital in respect of, directly or indirectly, its own Disqualified Preferred Stock;
       provided that the aggregate amount of such Disqualified Preferred Stock repurchased, redeemed, retired, acquired or otherwise receiving payments on account of any return of capital by the Borrower under this Section
       8.06(e) shall not, at any time, exceed the aggregate amount of the proceeds received by the Borrower in respect of any issuance of
       Disqualified Preferred Stock by the Borrower (or from any Equity
       Interests or Indebtedness of the Borrower purchased, redeemed or cancelled in conversion by virtue of such issuance) subsequent to the
       Closing Date;

              (f) the Borrower may otherwise purchase, redeem, retire, acquire, or otherwise make any payment on account of any return of capital in respect of, directly or indirectly, its own Equity Interests or
       Disqualified Preferred Stock and may declare and make dividend payments or other distributions thereon (whether in cash, securities or property);
       provided that (i) no Default or Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of the sum (following the Closing Date) of (A) the Equity Interests or
       Disqualified Preferred Stock repurchased, redeemed, retired, acquired or otherwise receiving payments on account of any return of capital by the
       Borrower (other than any repurchase, redemption, retirement, acquisition or other payment on account of any return of capital pursuant to Section
       8.06(c), or (e)) plus (B) the amount of dividend payments or distributions made by the Borrower in respect of its Equity Interests or
       Disqualified Preferred Stock (other than any dividend or distribution made pursuant to Section 8.06(a), (b), (c) or (d)) plus (C) the aggregate amount of Investments made by the Borrower or any Subsidiary in Holdings
       (other than any intercompany advances made by the Borrower or any
       Subsidiary pursuant to Section 8.02(b) or (c)) plus (D) the aggregate amount of Subordinated Debt prepaid, redeemed, purchased, defeased or otherwise satisfied by the Borrower or any Subsidiary (other than any prepayment, redemption, purchase, defeasance or other satisfaction of
       Subordinated Debt pursuant to Section 8.10(a)(i) or (ii)), shall not exceed an aggregate amount equal to the sum of $1,000,000,000 increased on a cumulative basis as of the end of each fiscal quarter of the
       Borrower, commencing with the fiscal quarter ending March 31, 2005 by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or, if such Consolidated Net Income for such quarter is a deficit, less

                                       67

       50% of such deficit) plus an amount equal to 100% of the proceeds from any issuances of Equity Interests by Holdings (provided the proceeds from such issuance (or, without duplication, from any Equity Interests or
       Indebtedness of Holdings purchased, redeemed or cancelled in conversion by virtue of such issuance) are (or were) invested in the Borrower)
       subsequent to the Closing Date plus 100% of the proceeds from any issuances of Indebtedness by Holdings (provided that (i) such
       Indebtedness is not guaranteed by the Borrower and (ii) the proceeds from such issuance (or, without duplication, from any Equity Interests or
       Indebtedness of Holdings purchased, redeemed or cancelled in conversion by virtue of such issuance) are (or were) invested in the Borrower)
       subsequent to the Closing Date plus 100% of the proceeds from any issuances of Equity Interests by the Borrower (or, without duplication, from any Equity Interests or Indebtedness of the Borrower purchased, redeemed or cancelled in conversion by virtue of such issuance)
       subsequent to the Closing Date;

              (g) any Subsidiary may purchase, redeem, retire, acquire, or otherwise make any payment on account of any return of capital in respect of directly or indirectly, any of its Equity Interests; and

              (h) any Subsidiary may declare and make dividend payments or other distributions on or in respect of its Equity Interests (whether in cash, securities or property); provided that solely in the case of any dividend or distribution payable on or in respect of any class or series of Equity
       Interests issued by a Non-Wholly Owned Subsidiary, the Borrower or any other Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of Equity Interests, if any.

8.07   TRANSACTIONS WITH AFFILIATES.

       (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or any Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

       (b) In addition, notwithstanding the foregoing, the Borrower and its
Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

              (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower and Holdings or to any
       Plan, Plan administrator or Plan trustee;

              (ii) loans and advances to directors, officers and employees to the extent permitted by Section 8.02;

              (iii) the arrangements with respect to the procurement of services of directors, officers, independent contractors, consultants or employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

              (iv) transactions with Holdings permitted by this Agreement; and

              (v) payments to directors and officers of the Borrower and its
       Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or

                                       68

       disbursements, as the case may be, pursuant to the Organization Documents or other corporate action of the Borrower or its Subsidiaries, respectively, or pursuant to applicable law.

8.08   FINANCIAL COVENANTS.

       (a) Consolidated Interest Coverage Ratio. Permit the Consolidated
Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.0 to 1.0

       (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio
as of the end of any fiscal quarter of the Borrower to be greater than 4.0 to
1.0.

       (c) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior
Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.0 to 1.0.

8.09   LIMITATION ON NEGATIVE PLEDGE CLAUSES.

       Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Loan Party to pledge its
Equity Interests in any of its Subsidiaries pursuant to the terms of the Loan
Documents, except for acquisition documentation which requires the pledge by the
Borrower or any Subsidiary of Equity Interests of the Person being acquired as security for the purchaser's deferred payment obligations thereunder.

8.10   PREPAYMENT OF SUBORDINATED DEBT.

       (a) Make any optional payment or prepayment on or redemption or purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, any Subordinated Debt prior to the scheduled maturity thereof, or
(b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of the documentation governing any such
Subordinated Debt if any such amendment, modification, or change or consent or agreement to any such amendment, modification or change would cause the
Subordinated Debt to no longer satisfy the requirements set out in clauses (b)
and (c) of the definition of "Additional Subordinated Debt", except:

              (i) pursuant to a refinancing or refunding of Subordinated Debt with Additional Subordinated Debt; provided that no Default or Event of
       Default shall have occurred and be continuing giving effect to any such refinancing or refunding;

              (ii) the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt prior to the scheduled maturity thereof in a principal amount not to exceed the principal amount of Additional
       Subordinated Debt issued after the Closing Date to the extent not used to refinance or refund Subordinated Debt pursuant to Section 8.10(b)(i);
       provided that no Default or Event of Default shall have occurred and be continuing at the time of any such prepayment, redemption, purchased, defeasance or other satisfaction or after giving effect thereto; and

              (iii) other prepayments, redemptions, purchases, defeasances or other satisfaction of Subordinated Debt prior to the scheduled maturity thereof; provided that (A) no Default or Event of Default shall have occurred and be continuing or result therefrom and (B) the aggregate amount of the sum (following the Closing Date) of (w) the amount of
       Subordinated Debt prepaid, redeemed, purchased, defeased or otherwise satisfied by the Borrower or any Subsidiary prior to the maturity thereof
       (other than any prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt pursuant to Section 8.10(a)(i) or (ii))
       plus (x) the Equity

                                       69

       Interests or Disqualified Preferred Stock repurchased, redeemed, retired, acquired or otherwise receiving payments on account of any return of capital by the Borrower (other than any repurchase, redemption, retirement, acquisition or other payment on account of any return of capital pursuant to Section 8.06(c), or (e)) plus (y) the amount of dividend payments or distributions made by the Borrower in respect of its
       Equity Interests or Disqualified Preferred Stock (other than any dividend or distribution made pursuant to Section 8.06(a), (b) (c) or (d)) plus
       (z) the aggregate amount of investments made by the Borrower or any
       Subsidiary in Holdings (other than any intercompany advances made by the
       Borrower or any Subsidiary pursuant to Section 8.02(b) or (c)), shall not exceed an aggregate amount equal to the sum of $1,000,000,000 increased on a cumulative basis as of the end of each fiscal quarter of the
       Borrower, commencing with the fiscal quarter ending March 31, 2005 by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or, if such Consolidated Net Income for such quarter is a deficit, less 50% of such deficit) plus an amount equal to 100% of the proceeds from any issuances of Equity Interests by Holdings (provided the proceeds from such issuance (or, without duplication, from any Equity
       Interests or Indebtedness of Holdings purchased, redeemed or cancelled in conversion by virtue of such issuance) are (or were) invested in the
       Borrower) subsequent to the Closing Date plus 100% of the proceeds from any issuances of Indebtedness by Holdings (provided that (i) such
       Indebtedness is not guaranteed by the Borrower and (ii) the proceeds from such issuance (or, without duplication, from any Equity Interests or
       Indebtedness of Holdings purchased, redeemed or cancelled in conversion by virtue of such issuance) are (or were) invested in the Borrower)
       subsequent to the Closing Date plus 100% of the proceeds from any issuances of Equity Interests by the Borrower (or, without duplication, from any Equity Interests or Indebtedness of the Borrower purchased, redeemed or cancelled in conversion by virtue of such issuance)
       subsequent to the Closing Date.

8.11   BORROWER EQUITY INTERESTS.

       Holdings hereby agrees that it shall not create, incur, assume or suffer to exist any Lien upon the Equity Interests in the Borrower other than (a) Liens on Equity Interests in the Borrower which secure Indebtedness of Holdings, the
Borrower or any of its Subsidiaries not prohibited hereunder, provided that the
Administrative Agent, for the benefit of the holders of the Obligations, shall have an equal and ratable Lien on such Equity Interests pursuant to documentation (including intercreditor provisions) reasonably satisfactory to the Administrative Agent and (b) unless Liens have already been provided in favor of the Administrative Agent pursuant to clause (a) above, following the
Collateral Effective Date, Liens on Equity Interests in the Borrower in favor of the Administrative Agent, for the benefit of the holders of the Obligations.

8.12   HOLDINGS.

       (a) Holdings shall not have outstanding or acquire any Investment in any
Person other than (i) Investments in the Equity Interests of the Borrower and
Cash Equivalents and (ii) Investments in any trust related to issuance of
Indebtedness or Equity Interests.

       (b) Holdings shall not engage in any business activity or own any assets other than (i) its ownership and voting of the Equity Interests of the Borrower and any trust related to any Indebtedness or Equity Interests, (ii) the negotiation, execution, delivery of, and the performance of its obligations under the Loan Documents to which it is a party and any instruments, documents or other agreements related to such Indebtedness or Equity Interests, (iii) Cash and Cash Equivalents, (iv) any other Investments permitted by Section 8.12(a)
and (v) a guarantee of Indebtedness of the Borrower or any of its Subsidiaries
which is, or may be, ratably secured pursuant to Section 8.01(w), provided that the guaranty of Holdings hereunder ranks pari passu in priority of payment with the guarantee of such other Indebtedness.

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                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

9.01   EVENTS OF DEFAULT.

       Any of the following shall constitute an Event of Default:

              (a) Non- Payment. The Borrower or any other Loan Party shall fail to pay any principal of any Loan or any L/C Obligation when due in accordance with the terms thereof or hereof; or the Borrower or any Loan
       Party shall fail to pay any interest on any Loan or on any L/C
       Obligation, or any other amount payable hereunder or under any other Loan
       Document, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

              (b) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan
       Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

              (c) Specific Covenants. The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in
       Article VIII, Section 7.03(a) or Section 4.01;

              (d) Other Defaults. The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the
       Administrative Agent;

              (e) Cross-Default. Holdings, the Borrower or any of its
       Subsidiaries shall (i) default (x) in any payment of principal of or interest of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or Swap Contract Obligations or (y) in the payment of any Guarantee (excluding any guaranties of the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Swap Contract Obligation or
       Guarantee was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness,
       Swap Contract Obligation or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such
       Indebtedness to become due prior to its stated maturity or such Guarantee to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless (i) the aggregate amount of
       Indebtedness, Swap Contract Obligations and/or Guarantees in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least the Threshold
       Amount and (ii) such default (if other than a payment default or a default that has resulted in acceleration of such other Indebtedness)
       continues for a period in excess of 10 days;

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              (f) Insolvency Proceedings, Etc. (i) Holdings, the Borrower or any
       of its Subsidiaries (other than any Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the
       Borrower or any of its Subsidiaries (other than any Immaterial
       Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the
       Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries)
       any case, proceeding or other action of a nature referred to in clause
       (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, Borrower or any of its Subsidiaries (other than any
       Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its
       Subsidiaries (other than any Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii)
       above; or (v) Holdings, the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

              (g) ERISA. (i) Any Person shall engage in any "prohibited
       transaction" (as defined in Section 406 of ERISA or Section 4975 of the
       Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity,
       (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which
       Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of
       Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity
       shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the
       Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan that is not in the ordinary course; and in each case in clauses (i)
       through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a
       Material Adverse Effect;

              (h) Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance (which coverage has been acknowledged by the appropriate insurers)) of the
       Threshold Amount or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

              (i) Pledge Agreement. (i) The Pledge Agreement shall cease, for any reason, to be in full force and effect (unless released by the
       Administrative Agent at the direction of all of the Lenders or as otherwise permitted under this Agreement or the other Loan Documents), or the

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       Borrower or any other Loan Party which is a party to the Pledge
       Agreements shall so assert or (ii) the Lien created by the Pledge
       Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that any such loss of perfection or priority results from the failure of the
       Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge
       Agreement or to file Uniform Commercial Code continuation statements,
       (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as the case may be, as secured parties thereunder, the Loan
       Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent);

              (j) Guarantee. The Guarantee of any Loan Party under the Loan
       Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Loan Party of any Person acting on behalf of any Loan Party, shall deny or disaffirm its obligations under such Guarantee; or

              (k) Change of Control. There shall have occurred a Change of
       Control.

       Each notice given with respect to the occurrence of any Default or Event of Default shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

9.02   REMEDIES UPON EVENT OF DEFAULT.

       If any Event of Default occurs and is continuing, the Administrative
Agent shall, at the request of, or may, with the consent of, the Required
Lenders, take any or all of the following actions:

              (a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

              (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

              (c) require that the Borrower Cash Collateralize the L/C
       Obligations (in an amount equal to the then Outstanding Amount thereof);
       and

              (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the
United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as
aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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9.03   APPLICATION OF FUNDS.

       After the exercise of remedies provided for in Section 9.02 (or after the
Loans have automatically become immediately due and payable and the L/C
Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the
Obligations shall be applied by the Administrative Agent in the following order:

       First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

       Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of
Credit Fees) payable to the Lenders and each L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and each L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

       Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, the Unreimbursed
Amounts and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

       Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Unreimbursed Amounts and breakage, termination or other payments, any amounts owing under or in respect of any Swap Contracts between any Loan Party and any Lender, or any Affiliate of a Lender, to the
extent such Swap Contract is permitted by Section 8.03(j), amounts due under any
Treasury Management Agreement between any Loan Party and any Lender or any
Affiliate of a Lender, and to the Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and

       Last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrower or as otherwise required by Law.

       Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.
If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                    ARTICLE X
                              ADMINISTRATIVE AGENT

10.01  APPOINTMENT AND AUTHORITY.

       Each of the Lenders and the L/C Issuers hereby irrevocably appoint Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the
Administrative Agent by the terms hereof or thereof, together with such actions and powers as are

                                       74

reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and
neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02  RIGHTS AS A LENDER.

       The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term
"Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative
Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03  EXCULPATORY PROVISIONS.

       The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

              (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

              (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the
       Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan
       Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

              (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any
       capacity.

       The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the
Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a
Lender or an L/C Issuer.

       The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any

                                       75

Default, (iv) the validity, enforceability, effectiveness or genuineness of this
Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04  RELIANCE BY ADMINISTRATIVE AGENT.

       The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper
Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the
Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such
Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05  DELEGATION OF DUTIES.

       The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The
Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related
Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06  RESIGNATION OF ADMINISTRATIVE AGENT.

       The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld), unless an Event of
Default shall have occurred and is continuing, in which case the consent of the
Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C
Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above subject to the consent of the Borrower (not to be unreasonably withheld), unless an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment or has been approved by the
Borrower and the Lenders, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative
Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent

                                       76

on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the
Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative
Agent was acting as Administrative Agent.

       Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing
Line Lender. Upon the acceptance of a successor's appointment as Administrative
Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning Administrative
Agent as an L/C Issuer and the Swing Line Lender, (b) the resigning
Administrative Agent shall be discharged from all of its respective duties and obligations as an L/C Issuer and the Swing Line Lender hereunder or under the other Loan Documents, and (c) the other L/C Issuers shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring
L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

       Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other
Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08  NO OTHER DUTIES, ETC.

       Anything herein to the contrary notwithstanding, none of the Syndication
Agent, Book Managers or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the
Administrative Agent, a Lender, an L/C Issuer or the Swing Line Lender
hereunder.

10.09  ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent
(irrespective of whether the principal of any Loan or L/C Obligation shall then be

                                       77

due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

              (a) to file and prove a claim for the whole amount of the
       principal and interest owing and unpaid in respect of the Loans, L/C
       Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any L/C Issuer and the Administrative
       Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the
       Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative
       Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative
Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the applicable L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

       Nothing contained herein shall be deemed to authorize the Administrative
Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.]

10.10  COLLATERAL AND GUARANTY MATTERS.

       The Lenders and the L/C Issuers irrevocably authorize the Administrative
Agent, at its option and in its discretion,

              (a) to release any Lien on any property granted to or held by the
       Administrative Agent under any Loan Document (i) upon termination of the
       Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise transferred or disposed of, or to be sold, transferred or otherwise disposed of, as part of a sale, transfer or other disposition (including, without limitation, pursuant to a merger, consolidation, amalgamation, liquidation, winding up or dissolution) or other transaction permitted hereunder or under any other Loan Document (including, without limitation, to release any Lien on the Equity Interests of the Borrower in connection with a merger of the Borrower and Holdings pursuant to Section 8.04(c)), (iii) on any
       Collateral Release Date, (iv) on the Collateral Termination Date or (v)
       subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and

              (b) to release any Guarantor from its obligations under the
       Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) following the Guaranty Release
       Date.

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                                   ARTICLE XI
                                  MISCELLANEOUS

11.01  AMENDMENTS, ETC.

       No amendment or waiver of any provision of this Agreement or any other
Loan Document, and no consent to any departure by the Borrower or any other Loan
Party therefrom, shall be effective unless in writing signed by the Required
Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

              (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06 or Section 9.02)
       without the written consent of such Lender;

              (b) postpone any date fixed by this Agreement or any other Loan
       Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them)
       without the written consent of each Lender directly affected thereby;

              (c) reduce the principal of, or the rate of interest specified herein on, any Loan or any Unreimbursed Amount, or (subject to clause
       (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default
       Rate;

              (d) amend Section 1.08 or the definition of "Alternative Currency"
       without the written consent of each L/C Issuer;

              (e) prior to the Guaranty Release Date, release all or
       substantially all of the Guarantors from its or their obligations under the Loan Documents, or after the Collateral Effective Date and prior to any Collateral Release Date, release all or substantially all of the
       Collateral, in each case, without the written consent of each Lender directly affected thereby; or

              (f) change any provision of this Section or the definition of
       "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender (it being understood and agreed that notwithstanding this clause (f), with only the consent of the
       Required Lenders, (i) additional tranches of loans may be added hereunder and included in the determination of the Required Lenders and (ii) this
       Section 11.01 may be amended to permit class voting in connection with such tranches);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of the applicable L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this
Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be

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amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no
Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

11.02  NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

       (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

              (i) if to the Borrower, the Administrative Agent, any L/C Issuer
       or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule
       11.02; and

              (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its
       Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

       (b) Electronic Communications. The Lenders and the L/C Issuers agree that the Administrative Agent may deliver notices and other communications to the
Lenders and the L/C Issuers hereunder by electronic communication (including
e-mail and Internet or intranet websites) pursuant to procedures approved by the
Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C
Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.
The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

       Unless the Administrative Agent otherwise prescribes, (i) notices and other communications from the Administrative Agent to the Lenders and the L/C
Issuers sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the
"return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

       (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE."
THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR

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COMPLETENESS OF ANY MATERIALS AND/OR INFORMATION MADE AVAILABLE TO THE AGENT
PARTIES BY THE BORROWER (THE "BORROWER MATERIALS") OR THE ADEQUACY OF THE
PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE
BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY,
INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE
DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR
THE PLATFORM. In no event shall the Administrative Agent or any of its Related
Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise)
arising out of the Borrower's transmission or the Administrative Agent's transmission of the items delivered by the Borrower to the Administrative Agent pursuant to Section 7.01, Section 7.02 or Section 7.03 or any other materials and/or information delivered at the request of the Borrower through the
Internet, except to the extent that such losses, claims, damages, liabilities or expenses result from the gross negligence or willful misconduct of such Agent
Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

       (d) Change of Address, Etc. Each of the Borrower, the Administrative
Agent and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the
Borrower, the Administrative Agent and the Swing Line Lender. In addition, each
Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

       (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The
Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing
Line Loan Notices) from a Responsible Officer of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the
Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03  NO WAIVER; CUMULATIVE REMEDIES.

       No failure by any Lender, any L/C Issuer or the Administrative Agent to
exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04  EXPENSES; INDEMNITY; DAMAGE WAIVER.

       (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates
(including the reasonable fees, charges and

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disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the applicable L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any
Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

       (b) Indemnification by the Borrower. The Borrower shall indemnify the
Administrative Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other
Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent and its Related Parties only, the administration of this Agreement and the other Loan Documents and/or the syndication of the facilities contemplated by this Agreement, (ii) any Loan or
Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a
Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of
the properties (all the foregoing, collectively, the "indemnified liabilities"), it being understood that the Borrower shall have an obligation hereunder to any
Lender, the L/C Issuer or the Administrative Agent with respect to any indemnified liabilities incurred by the Administrative Agent, any L/C Issuer or any Lender as a result of any Materials of Environmental Concern that are first manufactured, emitted, generated, treated, released, spilled, stored or disposed of on, at or from any property or any violation of any Environmental Law, which in any case first occurs on or with respect to such property (x) after the property is transferred to the Administrative Agent, any L/C Issuer or any
Lender or their successors or assigns by foreclosure sale, deed in lieu of foreclosure, or similar transfer or, following such transfer and (y) in connection with, but prior to, the sale, leasing or other transfer of such property by the Administrative Agent, any L/C Issuer, or any Lender or their successors or assigns to one or more third parties; provided, however, that the
Borrower shall have no obligation hereunder to the Administrative Agent, any L/C
Issuer or any Lender with respect to otherwise indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, any
L/C Issuer or any such Lender, or with respect to otherwise indemnified liabilities following the sale, leasing or other transfer of such property to one or more third parties.

       (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b)
of this Section to be paid by it to the Administrative Agent, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, such L/C Issuer or such Related Party, as the case may be,

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such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the
Administrative Agent or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

       (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, this Agreement, any other
Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems to the extent permitted by this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

       (e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.

       (f) Survival. The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05  PAYMENTS SET ASIDE.

       To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative
Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required
(including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor
Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share
(without duplication) of any amount so recovered from or repaid by the
Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and each L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06  SUCCESSORS AND ASSIGNS.

       (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the
Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the
Administrative Agent and each Lender, except pursuant to a merger or consolidation permitted by Section 8.04(c), and no Lender may

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assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an Eligible Assignee in accordance with the provisions of subsection (b)
of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section
(and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans
(including for purposes of this subsection (b), participations in L/C
Obligations and in Swing Line Loans) at the time owing to it); provided that

              (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

              (ii) any assignment of a Commitment must be approved by the
       Administrative Agent, all L/C Issuers and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) unless the
       Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);
       and

              (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
       Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such
Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such
Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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       (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this
Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the
Administrative Agent a copy of the Register.

       (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's
Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such
Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it);
provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the
Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

       Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that affects such Participant. Subject to subsection (e) of this
Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a
Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a
Lender.

       (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a
Lender.

       (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement
(including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve
Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

       (g) Electronic Execution of Assignments. The words "execution," "signed,"
"signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures

                                       85

or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic
Signatures in Global and National Commerce Act, the New York State Electronic
Signatures and Records Act, or any other similar state laws based on the Uniform
Electronic Transactions Act.

       (h) Resignation as L/C Issuer or Swing Line Lender after Assignment.
Notwithstanding anything to the contrary contained herein, if at any time Bank of America or any other L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, (i) Bank of America or any such L/C Issuer may, upon 30 days' notice to the Borrower and the Lenders, resign as an L/C
Issuer and/or (ii) Bank of America may, upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C
Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder;
provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America or any other L/C Issuer as an
L/C Issuer or the resignation of Bank of America as Swing Line Lender, as the case may be. If Bank of America or any other L/C Issuer resigns as an L/C
Issuer, it shall retain all the rights, powers, privileges and duties of an L/C
Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of
America resigns as Swing Line Lender, it shall retain all the rights of the
Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to fund risk participations in outstanding
Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the
Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other L/C Issuer, as the case may be, to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

       Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its
Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such
Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National
Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d)
to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or
Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the
Administrative Agent, any Lender, any L/C Issuer or any of their respective
Affiliates on a nonconfidential basis from a source other than the Borrower.

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       For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any
Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C
Issuer on a nonconfidential basis prior to disclosure by the Borrower or any
Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such
Person would accord to its own confidential information.

       Each of the Administrative Agent, the Lenders and the L/C Issuers
acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08  RIGHT OF SETOFF.

       Upon any amount becoming due and payable by the Borrower hereunder
(whether at stated maturity, by acceleration or otherwise), each Lender, each
L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C
Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other
Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such
Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C
Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each
L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09  INTEREST RATE LIMITATION.

       Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the
"Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable
Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the
Obligations hereunder.

                                       87

11.10  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

       This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This
Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

       All representations and warranties made hereunder and in any other Loan
Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12  SEVERABILITY.

       If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan
Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13  REPLACEMENT OF LENDERS.

       (a) If any Lender requests compensation under Section 3.04, or (b) if the
Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 3.01, or 3.04(a) or (b), or (c) if any Lender is subject to illegality under Section
3.02, or (d) if any Lender is a Defaulting Lender or (e) if any Lender becomes a
Nonconsenting Lender (as hereinafter defined), or (f) the rating of any such
Lender is dropped below BBB- or the equivalent by one of the Ratings Agencies, then, in the case of clauses (a) through (e), the Borrower, and in the case of clauses (d) and (f), the Administrative Agent, may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent or the Borrower, as applicable, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

              (i) the Administrative Agent shall have received the assignment fee specified in Section 11.06(b);

                                       88

              (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05)
       from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

              (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

              (iv) such assignment does not conflict with applicable Laws; and

              (v) in the event of a replacement of a Nonconsenting Lender or a
       Lender to which the Borrower becomes obligated to pay additional amounts under one of the sections described above, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (i) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (ii) the Lender shall have demanded payment of additional amounts under one of the sections described above, as the case may be. In the event that (x) the
       Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 11.01 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender."

       A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14  GOVERNING LAW; JURISDICTION; ETC.

       (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

       (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY
IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE
NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW
YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT, AND
ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR
ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND
UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR
PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE
PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING
SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE
JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN
ANY OTHER LOAN DOCUMENT SHALL

                                       89

AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY
OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR
ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS
PROPERTIES IN THE COURTS OF ANY JURISDICTION.

       (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY
AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,
ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY
ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF
THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH
ACTION OR PROCEEDING IN ANY SUCH COURT.

       (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE
OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS
AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY
OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15  WAIVER OF JURY TRIAL.

       EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY
LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16  USA PATRIOT ACT NOTICE.

       Each Lender that is subject to the Act (as hereinafter defined) and the
Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act
(Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the
Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

11.17  RELEASE OF GUARANTORS.

       If on any date subsequent to the Closing Date, (a) all of the
Subordinated Debt is rated Baa3 or better by Moody's and BBB- or better by S&P
(or if either such entity ceases to rate the Subordinated Debt for reasons outside of the control of the Borrower, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization"
within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower as a replacement agency) and (b) no

                                       90

Default or Event of Default shall have occurred and be continuing before and after giving effect thereto, (i) the Guaranty of each Subsidiary hereunder will be released at the time of the release of the Guarantees under all of the documentation governing the Subordinated Debt; provided that in the event that any such Subsidiary thereafter Guarantees any of the Subordinated Debt (or if any released Guarantee under any of the documentation governing the Subordinated
Debt is reinstated or renewed), then such Subsidiary will Guarantee the
Obligations on the terms and conditions set forth in Article IV pursuant to the documentation and within the time period required by Section 7.09 and (ii) no
Subsidiary thereafter acquired or created will be required to provide a Guaranty hereunder unless such Subsidiary Guarantees any of the Subordinated Debt.

       Notwithstanding the foregoing, if the ratings assigned to any of the
Subordinated Debt by any such rating agency should subsequently decline to below
Baa3 or BBB-, respectively, then the Subsidiaries will Guarantee the Obligations on the terms and conditions set forth in Article IV pursuant to the documentation and within the time period required by Section 7.09.

       The Guaranty of Holdings will be released at such time as Holdings is merged with and into the Borrower in accordance with the terms of Section
8.04(d).

11.18  WAIVER OF NOTICE OF TERMINATION.

       Those Lenders party hereto which are also party to the Existing Credit
Agreement hereby waive any prior notice requirement under the Existing Credit
Agreement with respect to the termination of commitments thereunder and the making of any prepayments thereunder.

11.19  ENTIRE AGREEMENT.

       THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                                       91

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                                   L-3 COMMUNICATIONS CORPORATION,
                                            a Delaware corporation

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:    Christopher C. Cambria
                                                   ----------------------------------------------
                                            Title:   Senior Vice President, Secretary
                                                     and General Counsel
                                            -----------------------------------------------------

GUARANTORS:                                 L-3 COMMUNICATIONS HOLDINGS, INC.,
                                            a Delaware corporation

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:    Christopher C. Cambria
                                                   ----------------------------------------------
                                            Title:   Senior Vice President, Secretary
                                                     and General Counsel
                                            -----------------------------------------------------

                                            APCOM, INC.,
                                            a Maryland corporation
                                            BROADCAST SPORTS INC.,
                                            a Connecticut corporation
                                            D.P. ASSOCIATES INC.,
                                            a Virginia corporation
                                            ELECTRODYNAMICS, INC.,
                                            an Arizona corporation
                                            HENSCHEL INC.,
                                            a Delaware corporation
                                            HYGIENETICS ENVIRONMENTAL SERVICES, INC.,
                                            a Delaware corporation
                                            INTERSTATE ELECTRONICS CORPORATION,
                                            a California corporation
                                            KDI PRECISION PRODUCTS, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS AEROMET, INC.,
                                            an Oregon corporation
                                            L-3 COMMUNICATIONS AIS GP CORPORATION,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS AVISYS CORPORATION,
                                            a Texas corporation
                                            L-3 COMMUNICATIONS AYDIN CORPORATION,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS CE HOLDINGS, INC.,
                                            a Delaware corporation

                                            L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION,
                                            an Ohio corporation
                                            L-3 COMMUNICATIONS CSI, INC.,
                                            a California corporation
                                            L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS ESSCO, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS GOVERNMENT SERVICES, INC.,
                                            a Virginia corporation
                                            L-3 COMMUNICATIONS ILEX SYSTEMS, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS INVESTMENTS INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS MAS (US) CORPORATION,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC.,
                                            a Delaware corporation
                                            L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.,
                                            a Virginia corporation
                                            L-3 COMMUNICATIONS WESTWOOD CORPORATION,
                                            a Nevada corporation
                                            MCTI ACQUISITION CORPORATION,
                                            a Maryland corporation
                                            MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED,
                                            a Maryland corporation
                                            MICRODYNE CORPORATION,
                                            a Maryland corporation
                                            MICRODYNE OUTSOURCING INCORPORATED,
                                            a Maryland corporation
                                            MPRI, INC.,
                                            a Delaware corporation
                                            PAC ORD, INC.,
                                            a Delaware corporation
                                            POWER PARAGON, INC.,
                                            a Delaware corporation
                                            SHIP ANALYTICS, INC.,
                                            a Connecticut corporation
                                            SHIP ANALYTICS INTERNATIONAL, INC.,
                                            a Delaware corporation
                                            SHIP ANALYTICS USA, INC.,
                                            a Connecticut corporation

                                            SPD ELECTRICAL SYSTEMS, INC.,
                                            a Delaware corporation
                                            SPD SWITCHGEAR INC.,
                                            a Delaware corporation
                                            SYCOLEMAN CORPORATION,
                                            a Florida corporation
                                            TROLL TECHNOLOGY CORPORATION,
                                            a California corporation
                                            WESCAM SONOMA INC.,
                                            a California corporation
                                            WESCAM AIR OPS INC.,
                                            a Delaware corporation
                                            WESCAM INCORPORATED,
                                            a Florida corporation
                                            WESCAM HOLDINGS (US) INC.,
                                            a Delaware corporation
                                            WOLF COACH INC.,
                                            a Massachusetts corporation

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

                                            L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.,
                                            a Delaware limited partnership

                                            By:      L-3 COMMUNICATIONS AIS GP
                                                     CORPORATION, as General Partner

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

                                            L-3 COMMUNICATIONS VERTEX AEROSPACE LLC,
                                            a Delaware limited liability company

                                            By:      L-3 COMUNICATIONS INTEGRATED SYSTEMS, L.P.

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

                                            L-3 COMMUNICATIONS FLIGHT CAPITAL LLC,
                                            L-3 COMMUNICATIONS FLIGHT INTERNATIONAL  AVIATION LLC,
                                            L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC,
                                            each a Delaware limited liability company

                                            By:      L-3 COMMUNICATIONS VERTEX AEROSPACE
                                                     LLC, as Sole Member

                                            By:      L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole
                                                     Member

                                            By:      L-3 COMMUNICATIONS AIS GP CORPORATION, as
                                                     General Partner

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

                                            WESCAM AIR OPS LLC,
                                            a Delaware limited liability company

                                            By:      WESCAM INCORPORATION, as Sole Member

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

                                            WESCAM LLC,
                                            a Delaware limited liability company

                                            By:      L-3 COMMUNICATIONS CORPORATION, as Sole Member

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

                                            L-3 COMMUNICATIONS MAPPS INVESTMENTS, LLC,
                                            a Delaware limited liability company

                                            By:      L-3 COMMUNICATIONS CORPORATION, as Sole Member

                                            By:      /s/  Christopher C. Cambria
                                                 ------------------------------------------------
                                            Name:  Christopher C. Cambria
                                            Title:   Vice President and Secretary

ADMINISTRATIVE AGENT:                       BANK OF AMERICA, N.A.,
                                            as Administrative Agent

                                            By:      /s/  Kenneth J. Beck
                                                 ------------------------------------------------
                                            Name:    Kenneth J. Beck
                                                   ----------------------------------------------
                                            Title:   Senior Vice President
                                                  -----------------------------------------------

LENDERS:                                    BANK OF AMERICA, N.A., as a Lender,
                                            an L/C Issuer and Swing Line Lender

                                            By:      /s/  Kenneth J. Beck
                                                 ------------------------------------------------
                                            Name:    Kenneth J. Beck
                                                   ----------------------------------------------
                                            Title:   Senior Vice President
                                                  -----------------------------------------------

                                            MORGAN STANLEY BANK,
                                            as a Lender

                                            By:      /s/  Daniel Twenge
                                                 ------------------------------------------------
                                            Name:    Daniel Twenge
                                                   ----------------------------------------------
                                            Title:   Morgan Stanley Bank
                                                  -----------------------------------------------

                                            SOCIETE GENERALE,
                                            as a Lender

                                            By:      /s/  Eric E. O. Siebert Jr.
                                                 ------------------------------------------------
                                            Name:    Eric E. O. Siebert Jr.
                                                   ----------------------------------------------
                                            Title:   Managing Director
                                                  -----------------------------------------------

                                            THE BANK OF NOVA SCOTIA,
                                            as a Lender

                                            By:      /s/  Todd S. Meller
                                                 ------------------------------------------------
                                            Name:    Todd S. Meller
                                                   ----------------------------------------------
                                            Title:   Managing Director
                                                  -----------------------------------------------

                                            BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY, as a Lender

                                            By:      /s/  Charles Stewart
                                                 ------------------------------------------------
                                            Name:    Charles Stewart
                                                   ----------------------------------------------
                                            Title:   Vice President
                                                  -----------------------------------------------

                                            MIZUHO CORPORATE BANK, LTD,
                                            as a Lender

                                            By:      /s/  Bertram H. Tang
                                                 ------------------------------------------------
                                            Name:    Bertram H. Tang
                                                   ----------------------------------------------
                                            Title:   Senior Vice President & Team Leader
                                                  -----------------------------------------------

                                            THE BANK OF NEW YORK,
                                            as a Lender

                                            By:      /s/  Kenneth P. Sneider, Jr.
                                                 ------------------------------------------------
                                            Name:    Kenneth P. Sneider, Jr.
                                                   ----------------------------------------------
                                            Title:   Vice President
                                                  -----------------------------------------------

                                            SUMITOMO MITSUI BANKING CORPORATION,
                                            as a Lender

                                            By:      /s/  Al Galluzzo
                                                 ------------------------------------------------
                                            Name:    Al Galluzo
                                                   ----------------------------------------------
                                            Title:   Senior Vice President
                                                  -----------------------------------------------

                                            CREDIT INDUSTRIEL ET COMMERCIAL,
                                            as a Lender

                                            By:      /s/  Brian O'Leary         /s/  Dora DeBlasi Hyduk
                                                 ---------------------------------------------------------
                                            Name:    Brian O'Leary              Dora DeBlasi Hyduk
                                                   -------------------------------------------------------
                                            Title:   Vice President             VP & Sr. Credit Officer
                                                  --------------------------------------------------------

                                            LEHMAN COMMERCIAL PAPER INC.,
                                            as a Lender

                                            By:      /s/  V. Paul Arzouian
                                                 ------------------------------------------------
                                            Name:    V. Paul Arzouian
                                                   -------------------------------------
                                            Title:   Authorized Signatory
                                                  -----------------------------------------------

                                            CREDIT SUISSE FIRST BOSTON, ACTING
                                            THROUGH ITS CAYMAN ISLANDS BRANCH,
                                            as a Lender

                                            By:      /s/  Phillip Ho
                                                 ------------------------------------------------
                                            Name:    Phillip Ho
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            By:      /s/  Ian Nalitt
                                                 ------------------------------------------------
                                            Name:    Ian Nalitt
                                                   ----------------------------------------------
                                            Title:   Vice President
                                                  -----------------------------------------------

                                            SUNTRUST BANK,
                                            as a Lender

                                            By:      /s/  Heidi M. Khambatta
                                                 ------------------------------------------------
                                            Name:    Heidi M. Khambatta
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            UFJ BANK LIMITED, NEW YORK BRANCH,
                                            as a Lender

                                            By:      /s/  John T. Feeney
                                                 ------------------------------------------------
                                            Name:    John T. Feeney
                                                   ----------------------------------------------
                                            Title:   Vice President
                                                  -----------------------------------------------

                                            JPMORGAN CHASE BANK, N.A.,
                                            as a Lender

                                            By:      /s/  Richard C. Smith
                                                 ------------------------------------------------
                                            Name:    Richard C. Smith
                                                   ----------------------------------------------
                                            Title:   Vice President
                                                  -----------------------------------------------

                                            HSBC BANK USA, N.A.,
                                            as a Lender

                                            By:      /s/  Bruce Wicks
                                                 ------------------------------------------------
                                            Name:    Bruce Wicks
                                                   ----------------------------------------------
                                            Title:   First Vice President
                                                  -----------------------------------------------

                                            AUSTRALIA AND NEW ZEALAND BANKING
                                            GROUP LIMITED, as a Lender

                                            By:      /s/  John W. Wade
                                                 ------------------------------------------------
                                            Name:    John W. Wade
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            COMERICA BANK,
                                            as a Lender

                                            By:      /s/  Sarah R. West
                                                 ------------------------------------------------
                                            Name:    Sarah R. West
                                                   ----------------------------------------------
                                            Title:   Account Officer
                                                  -----------------------------------------------

                                            KEYBANK NATIONAL ASSOCIATION,
                                            as a Lender

                                            By:      /s/  Francis W. Lutz, Jr.
                                                 ------------------------------------------------
                                            Name:    Francis W. Lutz, Jr.
                                                   ----------------------------------------------
                                            Title:   Vice President
                                                  -----------------------------------------------

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as a Lender

                                            By:      /s/  Robert G. McGill Jr.
                                                 ------------------------------------------------
                                            Name:    Robert G. McGill Jr.
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            FORTIS CAYMAN ISLANDS BRANCH,
                                            as a Lender

                                            By:      /s/  Roy O. Anderson
                                                 ------------------------------------------------
                                            Name:    Roy O. Anderson
                                                   ----------------------------------------------
                                            Title:   Executive Vice President and General Counsel
                                                  -----------------------------------------------

                                            By:      /s/  Douglas V. Riahi
                                                 ------------------------------------------------
                                            Name:    Douglas V. Riahi
                                                   ----------------------------------------------
                                            Title:   Senior Vice President
                                                  -----------------------------------------------

                                            BARCLAYS BANK PLC,
                                            as a Lender

                                            By:      /s/  Nicholas Bell
                                                 ------------------------------------------------
                                            Name:    Nicholas Bell
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            CALYON NEW YORK BRANCH,
                                            as a Lender

                                            By:      /s/  Scott R. Chappelka
                                                 ------------------------------------------------
                                            Name:    Scott R. Chappelka
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            By:      /s/  Philip Schubert
                                                 ------------------------------------------------
                                            Name:    Philip Schubert
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            WESTLB AG, NEW YORK BRANCH,
                                            as a Lender

                                            By:      /s/  Rolf Schmitz
                                                 ------------------------------------------------
                                            Name:    Rolf Schmitz
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            By:      /s/  Walter T. Duffy III
                                                 ------------------------------------------------
                                            Name:    Walter T. Duffy III
                                                   ----------------------------------------------
                                            Title:   Director
                                                  -----------------------------------------------

                                            THE GOVERNOR AND COMPANY OF THE
                                            BANK OF IRELAND,
                                            as a Lender

                                            By:      /s/  Geraldine Hannon      /s/Mary Connolly
                                                ------------------------------------------------
                                            Name:    Geraldine Hannon           Mary Connolly
                                                   ---------------------------------------------
                                            Title:   Authorised Signatories
                                                  ----------------------------------------------

                                    EXHIBIT A
                                    ---------

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement, dated as of March
[__], 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among L-3 Communications Corporation, a
Delaware corporation (the "Borrower"), L-3 Communications Holdings, Inc. a
Delaware corporation ("Holdings") and certain subsidiaries of the Borrower from time to time party thereto as guarantors (together with Holdings, the
"Guarantors"), the Lenders from time to time party thereto, and Bank of America,
N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

       The undersigned hereby requests (select one):

       [ ] A Borrowing of      [ ] A conversion or
           Committed Loans         continuation of Loans

           1.  On ___________________________________________ (a Business Day).

           2.  In the amount of $________________________.

           3.  Comprised of _____________________________.
               [Type of Committed Loan requested]

           4.  For Eurodollar Rate Loans: with an Interest Period of ___ months.

       [The Borrower hereby represents and warrants that (a) the Committed
Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Credit Agreement and (b) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of the requested borrowing.]1

                                       L-3 Communications Corporation,
                                       a Delaware corporation

                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

----------
(1)    To be provided for each Request for Credit Extension other than a request for conversion or continuation only.

                                    EXHIBIT B
                                    ---------

                                     FORM OF
                             SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:    Bank of America, N.A., as Swing Line Lender
       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement, dated as of March
[__], 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among L-3 Communications Corporation, a
Delaware corporation (the "Borrower"), L-3 Communications Holdings, Inc. a
Delaware corporation ("Holdings") and certain subsidiaries of the Borrower from time to time party thereto as guarantors (together with Holdings, the
"Guarantors"), the Lenders from time to time party thereto, and Bank of America,
N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

       The undersigned hereby requests a Swing Line Loan:

       1.  On ______ (a Business Day).

       2.  In the amount of $ .

       The Borrower hereby represents and warrants that (a) the Swing Line
Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Credit Agreement and (b) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of the requested Swing Line Borrowing.

                                       L-3 Communications Corporation,
                                       a Delaware corporation

                                      By:
                                              ----------------------------------
                                      Name:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------

                                    EXHIBIT C
                                    ---------

                                     FORM OF
                                PLEDGE AGREEMENT

                                    EXHIBIT D
                                    ---------

                                     FORM OF
                                 REVOLVING NOTE

                                                                March [__], 2005

       FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the
Borrower under that certain Credit Agreement, dated as of March [__], 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, L-3 Communications Holdings,
Inc. a Delaware corporation ("Holdings") and certain subsidiaries of the
Borrower from time to time party thereto (together with Holdings, the
"Guarantors"), the Lenders from time to time party thereto, and Bank of America,
N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized
terms used but not otherwise defined herein have the meanings provided in the
Credit Agreement.

       The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

       This Note is one of the Revolving Notes referred to in the Credit
Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit
Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit
Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

       The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

       THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.

                                       L-3 COMMUNICATIONS CORPORATION,
                                       a Delaware corporation

                                       By:
                                            ------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT E
                                    ---------

                                     FORM OF
                                 SWING LINE NOTE

                                                                March [__], 2005

       FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the "Swing Line Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing
Line Lender to the Borrower under that certain Credit Agreement, dated as of
March [__], 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, L-3
Communications Holdings, Inc. a Delaware corporation ("Holdings") and certain subsidiaries of the Borrower from time to time party thereto (together with
Holdings, the "Guarantors"), the Lenders from time to time party thereto, and
Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line
Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

       The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

       This Note is one of the Swing Line Notes referred to in the Credit
Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit
Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit
Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swing Line
Loans and payments with respect thereto.

       The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

       THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.

                                       L-3 COMMUNICATIONS CORPORATION,
                                       a Delaware corporation

                                       By:
                                            ------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT F
                                    ---------

                         FORM OF COMPLIANCE CERTIFICATE

                                             Financial Statement Date: _______,

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement, dated as of March
[__], 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among L-3 Communications Corporation, a
Delaware corporation (the "Borrower"), L-3 Communications Holdings, Inc. a
Delaware corporation ("Holdings") and certain subsidiaries of the Borrower from time to time party thereto as guarantors (together with Holdings, the
"Guarantors"), the Lenders from time to time party thereto, and Bank of America,
N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

       The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of the Borrower, and
that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that to the best of my knowledge and belief:

      [Use following paragraph 1 for fiscal year-end financial statements]

       1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01 of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the certification of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its
Subsidiaries in accordance with GAAP as at such date and for such period.

     [Use following paragraph 1 for fiscal quarter-end financial statements]

       1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01 of the Credit Agreement for the fiscal quarter of the
Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

       2. During the fiscal [quarter] [year] ended as of the date above:

              (i) no Subsidiary has been formed or acquired which has not complied with the requirements set forth in Section 7.09 of the Credit
       Agreement; and

              (ii) I have obtained no knowledge of any Default or Event of
       Default.

       3. The financial covenant calculations set forth on Schedule 2 attached hereto are fairly stated in all material respects.

       4. The calculation of the amount of Restricted Payments permitted to be made by Section 8.06(f), set forth on Schedule 3 attached hereto, is fairly stated in all material respects.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
______________ , 20__.

                                       L-3 COMMUNICATIONS CORPORATION,
                                       a Delaware corporation

                                       By:
                                              ---------------------------------
                                       Name:
                                              ---------------------------------
                                       Title:
                                              ---------------------------------

                                   SCHEDULE 2
                                   ----------

                                   SCHEDULE 3
                                   ----------

                                    EXHIBIT G
                                    ---------

                            ASSIGNMENT AND ASSUMPTION

       This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee]
(the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit
Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.
The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this
Assignment and Assumption as if set forth herein in full.

       For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of the
Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including, without limitation, the Letters of Credit and the Swing Line
Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the
Assignor.

1.  Assignor:                _________________________

2.  Assignee:                _________________________ [and is an Affiliate of
                             [identify Lender]]

3.  Borrower:                L-3 Communications Corporation, a Delaware
                             corporation

4.  Administrative Agent:    Bank of America, N.A., as the administrative agent
                             under the Credit Agreement

5.  Credit Agreement:        Credit Agreement, dated as of March [__], 2005
                             among L-3 Communications Corporation, a Delaware
                             corporation (the "Borrower"), L-3 Communications
                             Holdings, Inc. a Delaware corporation ("Holdings")
                             and certain subsidiaries of the Borrower from time
                             to time party thereto as guarantors (together with
                             Holdings, the "Guarantors"), the Lenders from time
                             to time party thereto, and Bank of America, N.A.,
                             as Administrative Agent, an L/C Issuer, and Swing
                             Line Lender

6.  Assigned Interest:

--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
                                    Aggregate
                                    Amount of                  Amount of                 Percentage
                                   Commitment                  Commitment                Assigned of
    Facility Assigned            for all Lenders                Assigned                 Commitments             CUSIP Number
    -----------------            ---------------                --------                 -----------             ------------

--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
                                $                          $                                         %
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
                                $                          $                                         %
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
                                $                          $                                         %
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT
AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER
THEREFOR.]

       The terms set forth in this Assignment and Assumption are hereby agreed to:

                                       ASSIGNOR
                                       [NAME OF ASSIGNOR]

                                       By:
                                           -------------------------------------
                                              Title:

                                       ASSIGNEE
                                       [NAME OF ASSIGNEE]

                                       By:
                                           -------------------------------------
                                              Title:

[Consented to and](2) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By:
    ----------------------------------
    Title:

[Consented to:](3)

BANK OF AMERICA, N.A., as
   Swing Line Lender and an L/C Issuer

By:
    ----------------------------------
    Title:

[Consented to:](2)

L-3 COMMUNICATIONS CORPORATION,
   a Delaware corporation

By:
    ----------------------------------
    Title:

----------
(2)    To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(3)    To be added only if the consent of the Borrower and/or other parties
       (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the
       Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
                      ------------------------------------

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

       1. Representations and Warranties.

       1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned
Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the
Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

       1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement
(subject to receipt of such consents as may be required under the Credit
Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv)
it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign
Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

       2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

       3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    EXHIBIT H
                                    ---------

                            FORM OF JOINDER AGREEMENT

       THIS JOINDER AGREEMENT (the "Agreement") dated as of __________, 200__ is by and between __________, a __________ (the "New Subsidiary"), and Bank of
America, N.A., in its capacity as Administrative Agent under that certain Credit
Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of March [__], 2005 among L-3 Communications
Corporation, a Delaware corporation (the "Borrower"), L-3 Communications
Holdings, Inc., a Delaware corporation ("Holdings") and certain subsidiaries of the Borrower from time to time party thereto (together with Holdings, the
"Guarantors"), the Lenders from time to time party thereto and Bank of America,
N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit
Agreement.

       The Loan Parties are required by Section 7.09 of the Credit Agreement to cause the New Subsidiary to become a "Guarantor" thereunder. Accordingly, the
New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

       1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit
Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.
Without limiting the generality of the foregoing terms of this paragraph 1, the
New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article
IV of the Credit Agreement, the prompt payment and performance of the
Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

       2. [The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement the New Subsidiary will be deemed to be a party to the Pledge Agreement and a "Pledgor" for all purposes of the Pledge
Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby agrees that it shall grant, pledge and assign to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Equity
Interests identified on Schedule 1 hereto and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).] [Provision only included after the Collateral
Effective Date]

       3. The Subsidiary hereby represents and warrants to the Administrative
Agent that:

              (a) The New Subsidiary's exact legal name and state of formation are as set forth on the signature pages hereto.

              (b) Schedule 2 hereto includes all Subsidiaries of the New
       Subsidiary, including number of shares of outstanding Equity Interests, the certificate number(s) of the certificates evidencing such Equity
       Interests and the percentage of such Equity Interests owned by the New
       Subsidiary.

       4. The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule
11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

       5. The New Subsidiary hereby waives acceptance by the Administrative
Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

       6. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

       7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                       [NEW SUBSIDIARY]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   ------------------------------------
Name:
Title:

                                   Schedule 1
                                   ----------

                                 Pledged Shares

              [To be provided after the Collateral Effective Date]

                                   Schedule 2
                                   ----------

                                  Subsidiaries